UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GENPACT LIMITED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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genpact

2026

Proxy Statement

Notice of **Annual General Meeting**

Balkrishan “BK” Kalra
President and
Chief Executive Officer

$5.08 BILLION Net revenues were $5.08 billion, up 6.6% year-over-year (6.4% on a constant currency basis).1,[2]
$1.20 BILLION Advanced Technology Solutions net revenues[2] were $1.20 billion, up 17.0% year-over-year.

Letter to our shareholders
March 11, 2026
Dear Shareholders,
2025 was a record and defining year for Genpact. We challenged our own playbook, intentionally disrupting ourselves to drive remarkable achievements at a remarkable pace.
Focused execution, accelerated innovation, and broad-based client demand drove $5.08 billion in net revenues, increasing 6.6% year-over-year. Advanced Technology Solutions now accounts for 24% of total revenue, accelerating 17% year-over-year to $1.2 billion. We delivered another year of healthy margin expansion, and we grew adjusted diluted earnings per share 11%, outpacing revenue growth for the fifth year in a row. These results reflect more than strong execution – they reflect a company successfully pivoting into something fundamentally different and more valuable.
2025: Executing on GenpactNext
At our Investor Day in June, we introduced GenpactNext, our strategy to establish Genpact as a global leader in agentic and Advanced Technology Solutions, built on nearly three decades of deep process, industry, and domain expertise running mission-critical operations. The GenpactNext growth model centers on three elements – Capabilities, Clients, and Catalysts – and we are executing well across each:
Capabilities. We go to market with two distinct but interconnected offerings. Advanced Technology Solutions, which includes data & AI, digital technology, advisory, and agentic solutions, grew to $1.2 billion in 2025, contributing more than half of our total revenue growth. Demand for these solutions is increasing rapidly, with our investments accelerating our ability to deliver. Our AI Gigafactory continues to scale; we now have more than 400 GenAI solutions in market, either deployed or going live, up nearly 3x from last year; and in well under a year, we closed over $200 million in total contract value for our AP Agentic Solutions alone. Our Core Business Services, which includes digital operations, decision support services, and technology services, continued to grow, increasing 3.7% in 2025, as clients look to us to do the foundational work necessary for AI transformation later – because they know there is no artificial intelligence without process intelligence.
Clients. We focus on two client segments: enterprise, which includes companies with over $10 billion in revenue, and NextGen, which captures companies with less than $10 billion in revenue today. In our enterprise client segment, we are proud to partner with more than 25% of Fortune 500 companies, many of which we have longstanding relationships with. Our NextGen clients are tomorrow's industry leaders – organizations with the ambition and trajectory to scale rapidly. Across the board, clients continue to choose Genpact because of our ability to combine data, AI, and Agentic with our deep last-mile knowledge built from decades of experience running core operations.
1
Net revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

2
Advanced Technology Solutions net revenues include revenues from solutions and services focused on data and AI, digital technology, advisory, and agentic solutions. Core Business Services net revenues include revenues from decision support services and technology services as well as Digital Operations.

| LETTER TO OUR SHAREHOLDERS

$813 MILLION Cash generated from operations of $813 million, including $170 million in client prepayments. Cash from operations was $643 million net of the client prepayments, up 4.5% year-over-year.

$401 MILLION Capital returned to shareholders of $401 million, including $118 million in dividend payments and $283 million in share repurchases.

$3.13 per share Diluted earnings per share of $3.13, up 9.8% year-over-year.

$3.65 per share Adjusted diluted earnings per share[4] of $3.65, up 11.3% year-over-year.

Catalysts. We are further accelerating growth through investments in partnerships and AI-focused talent. Partner-related revenue grew nearly 50% year over year. Partnering with companies like AWS, Microsoft, GCP, and Databricks is accelerating our ability to drive AI-led transformation. We are embedding domain-led solutions into their tech stacks with joint go-to-market efforts and roadmaps, setting us up to rapidly scale our execution. We also continue to invest aggressively in AI talent, through both hiring technology experts and intentionally training and upskilling our teams. This is not a workforce being retrained for an uncertain future – it is a workforce already delivering AI outcomes at enterprise scale.
2025 Key Financial Highlights
Through our consistent execution of GenpactNext, we have driven meaningful outcomes for our clients, employees, and shareholders. Below are some of the key financial highlights from 2025 that demonstrate the impact of our approach:
•	Net revenues were $5.08 billion, up 6.6% year-over-year on an as reported basis, and 6.4% on a constant currency basis;[1]
•	Advanced Technology Solutions net revenues[2] were $1.20 billion, up 17.0% year-over-year;
•	Core Business Services net revenues[2] were $3.88 billion, up 3.7% year-over-year;
•	Data-Tech-AI net revenues were $2.44 billion, up 9.3% year-over-year on an as reported basis, and 9.2% on a constant currency basis;[1]
•	Digital Operations net revenues were $2.64 billion, up 4.1% year-over-year on an as reported basis, and 3.8% on a constant currency basis;[1]
•	Gross profit was $1.83 billion, up 8.3% year-over-year, with a corresponding margin of 36%;
•	Net income was $552 million, up 7.6% year-over-year, with a corresponding margin of 10.9%;
•	Income from operations was $750 million, up 6.9% year-over-year, with a corresponding margin of 14.8%;
•	Adjusted income from operations was $888 million, up 9% year-over-year, with a corresponding margin of 17.5%;[3]
•	Diluted earnings per share was $3.13, up 9.8% year-over-year;
•	Adjusted diluted earnings per share was $3.65, up 11.3% year-over-year;[4]
•
Cash generated from operations was $813 million and includes $170 million in client prepayments. Cash generated from operations was $643 million net of the client prepayments, up 4.5% year-over-year; and

•	Genpact repurchased approximately 6 million of its common shares for total consideration of approximately $283 million at an average price per share of $46.16.
3
Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. See Exhibit 1 to this Proxy Statement for reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin.

4	Adjusted diluted earnings per share is a non-GAAP measure. See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share.

| LETTER TO OUR SHAREHOLDERS

2026: Leading What's Next
A new Genpact is taking shape, and we are building it with speed and intention. We are no longer the company we were two years ago.
Our opportunity ahead is significant. AI is rapidly evolving, and CxOs face a clear business imperative to translate AI and agentic investments into measurable financial outcomes. Enterprise transformation demands a parallel focus on process reengineering, data modernization, agile tech architecture with AI embedded at its core, and the discipline to unlearn legacy ways of working. This is exactly where Genpact excels – and where we continue to differentiate.
I am incredibly excited about the foundation we’ve built and what we aspire to do.
Genpact is shifting the paradigm of how knowledge work gets done. We are pioneering a new operating model – Agentic Operations – moving beyond automation to a collaborative model between agents and human experts through 1) domain-specific agents that autonomously execute tasks in reimagined processes, 2) last-mile experts that validate exceptions, train and advance models, and reinforce learnings, and 3) clear roles, skills, and governance underpinned by Responsible AI. Through Agentic Operations, we are rapidly shifting client operations from human-processed, human- validated to machine-processed, human-validated.
With our Agentic AP Suite, we built the playbook for delivering sustainable, expanding value for our clients and for Genpact – and we are just getting started. We are developing a robust product roadmap across finance, insurance, supply chain, and other clear areas of operational expertise – with ready-to-deploy agents tailored to specific process and industry use cases that deliver both efficiency and growth impact. The Insurance Policy and Record-to-Report Agentic Suites that we announced late last year are just a couple of examples.
We continue to advance our data and AI capabilities. AI Gigafactory is driving scale in how we industrialize AI adoption and shorten time-to-value. AI Maestro is creating the system of work to create, scale, and orchestrate agents in production, enabling AI builders to efficiently extend the capabilities of their teams. We are helping clients address data engineering and integration complexities, and we’re rapidly deploying GenAI solutions in market.
Genpact is uniquely positioned to help clients reimagine the most critical components of their operations – redesigning end-to-end processes, building data and AI capabilities, and operating at scale through agentic collaboration. We are not just describing what AI-led transformation should look like – we are setting the standard.
Our focus in 2026 reflects both urgency and clarity – to deliver compounding value to our clients, our employees, and our shareholders. By combining Genpact's deep process domain expertise with advanced AI and digital capabilities, we are achieving high-quality growth and a stronger long-term competitive position.
This is our story of bold, deliberate, and accelerating execution. We have never been more confident in what lies ahead.

CANON’S COURT | 22 VICTORIA STREET | HAMILTON HM 12 BERMUDA

Meeting details
Date: Thursday, April 23, 2026
Time: 12:00 p.m. Local Time
Location: 521 Fifth Avenue 14th Floor New York, NY 10175

Your vote
is important
The Board recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3. The full text of these proposals is set forth in the accompanying proxy statement.
Annual general meeting
Finally, it is my pleasure to invite you to the 2026 Annual General Meeting of Shareholders of Genpact Limited to be held on Thursday, April 23, 2026 at our offices located at 521 Fifth Avenue, 14th Floor, New York, NY 10175. The Annual General Meeting will begin at 12:00 p.m. local time.
The enclosed Notice of our 2026 Annual General Meeting and Proxy Statement provide important information about the matters to be considered and voted upon at the annual meeting. We hope that you will read the enclosed materials and submit your voting instructions by proxy. Voting by proxy will ensure your representation at the annual meeting even if you are unable to attend the meeting in person. The Board of Directors recommends that you vote FOR each director nominee included in Proposal No. 1 and FOR Proposal Nos. 2 and 3.
Pursuant to the Securities and Exchange Commission rules that allow users to furnish proxy materials to shareholders over the Internet instead of a printed copy of our proxy materials to all of our shareholders, we are providing access to our proxy materials by posting them on the Internet and delivering a Notice Regarding the Availability of Proxy Materials, as more fully described in the accompanying Notice of 2026 Annual General Meeting of Shareholders. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. On or about March 11, 2026, we will mail our shareholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access or request copies of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Your vote is very important to us. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or, if you request printed copies of the proxy materials, the enclosed proxy card regarding each of your voting options.
Thank you for your ongoing support of and continued interest in Genpact.
Sincerely,

Balkrishan “BK” Kalra President and Chief Executive Officer

CANON’S COURT | 22 VICTORIA STREET | HAMILTON HM 12 BERMUDA

Meeting details
Date: Thursday, April 23, 2026
Time: 12:00 p.m. Local Time
Location: 521 Fifth Avenue 14th Floor New York, NY 10175

Your vote
is important
The Board recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3. The full text of these proposals is set forth in the accompanying proxy statement.
Notice of 2026 annual general meeting
of shareholders
Meeting agenda

(1)	Elect ten (10) directors to hold office until the next annual election or the election and qualification of their successors;
(2)	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;
(3)	Approve the appointment of KPMG Assurance and Consulting Services LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(4)	Transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

CANON’S COURT | 22 VICTORIA STREET | HAMILTON HM 12 BERMUDA

Important Notice Regarding
the Availability of
Proxy Materials for the
Annual Meeting to be held
on April 23, 2026: The
Company’s proxy statement
and Annual Report on
Form 10-K are available
at www.genpact.com.

Voting instructions
Shareholders of record at the close of business on February 27, 2026 are entitled to vote at the annual meeting.
Your vote is important regardless of the number of shares you own.
We have elected to use the notice and access rules adopted by the Securities and Exchange Commission to provide many of our shareholders access to our proxy materials and our Annual Report on Form 10-K by notifying you of the availability of our proxy materials and our Annual Report on Form 10-K via the Internet. The notice and access model provides the Company with a fast, efficient and lower-cost way to furnish shareholders with their proxy materials and reduces our impact on the environment. As a result, on or about March 11, 2026, we will mail our shareholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) with instructions for how to access the proxy materials and our Annual Report on Form 10-K via the Internet (or how to request a paper copy) and how to vote online. We will also deliver printed versions of the proxy materials to shareholders who request paper copies of the proxy materials. On the date of mailing of the Notice, all shareholders will be able to access the proxy materials on a website referred to, and at the URL address included in, the Notice and in the proxy statement. These proxy materials will be available free of charge.
Whether you expect to attend the annual meeting or not, please vote your shares online or, if you request printed copies of the proxy materials, by mail or telephone. Your prompt response will ensure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.
Please let us know if you plan to attend the annual meeting.
By order of the Board of Directors,

Sydney Schaub
Corporate Secretary
March 11, 2026

How to vote
Online www.proxyvote.com
Phone 1-800-652-VOTE (8683)
Mail Complete and sign the proxy card and return it in the postage-paid envelope.
QR Code Scan the QR code on the Notice or proxy card you receive to receive all of the meeting details.
In person Attend the annual meeting.
Important
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the United States Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written request to us c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, NY 10175, Attention: Corporate Secretary.

Proxy summary
This proxy statement contains information about the 2026 Annual General Meeting of Shareholders of Genpact Limited, which we refer to in this proxy statement as the “annual meeting” or the “meeting.” The annual meeting will be held on Thursday, April 23, 2026, at 521 Fifth Avenue, 14th Floor, New York, NY 10175. The annual meeting will commence at 12:00 p.m. local time.
This proxy statement is furnished by the board of directors of Genpact Limited, which is also referred to as “Genpact” or the “Company” in this proxy statement, in connection with the solicitation of proxies for use at the annual meeting and at any postponement or adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in accordance with the recommendation of our board of directors. The board of directors recommends that you vote FOR each director nominee included in Proposal No. 1 and FOR Proposal Nos. 2 and 3. A shareholder may revoke any proxy at any time before it is exercised by voting at a later date online or by telephone, by giving our Corporate Secretary written notice to that effect either before or at the annual meeting, by signing and submitting another proxy with a later date, or by attending the annual meeting in person and voting such holder’s shares.
A Notice Regarding the Availability of Proxy Materials with instructions for how to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 via the Internet (or how to request a paper copy) and how to vote online will be mailed to shareholders on or about March 11, 2026. If you request a paper copy of the proxy materials, you may also vote by telephone or by mailing a proxy card in accordance with the process described in the proxy materials.
In this proxy statement we make reference to materials available on our website, www.genpact.com. Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement, nor is it incorporated herein.
Voting matters

Proposals		Standards	Board recommendation	Page
1	Elect ten (10) directors to hold office until the next annual election or the election and qualification of their successors	Majority of Votes Cast	FOR each nominee	19
2	Approve, on a non-binding, advisory basis, the compensation of our named executive officers	Majority of Votes Cast	FOR	67
3	Approve the appointment of KPMG Assurance and Consulting Services LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of Votes Cast	FOR	69

1	2026 Proxy Statement

Key financial highlights from 2025
$5.08 BILLION Net revenues were $5.08 billion, up 6.6% year-over-year (6.4% on a constant currency basis).

$813 MILLION
Cash generated from operations was $813 million, including $170 million in client prepayments. Cash generated from operations was $643 million net of the client prepayments, up 4.5% year-over-year.

$401 MILLION Capital returned to shareholders of $401 million, including $118 million in dividend payments and $283 million in share repurchases.

$3.13 per share Diluted earnings per share of $3.13, up 9.8% year-over-year.

$3.65 per share Adjusted diluted earnings per share of $3.65, up 11.3% year-over-year.

Director nominees

Name	Age	Current committees	Director since
Laura Conigliaro	80		2013
Nicholas Gangestad	61		2024
John Hinshaw	55		2025
Balkrishan “BK” Kalra	56		2024
Carol Lindstrom	72		2016
James Madden, Chair	64		2005
CeCelia Morken	68		2016
Brian Stevens	62		2020
Thimaya Subaiya	48		2025
Mark Verdi	59		2012

Audit Committee	Compensation Committee	Nominating & Governance Committee	C	Chair
Skills matrix

Skill	Number of director nominees with skill (out of ten)
Senior leadership experience
Public company board experience
Finance, accounting and risk management
Innovation and technology
Investment expertise

2	2026 Proxy Statement

| PROXY STATEMENT

2025 Compensation Highlights
2025 Pay Mix
Our 2025 compensation program ensures that our short- and long-term compensation plans incentivize the achievement of our business objectives, are responsive to shareholder feedback and align our executives’ interests with those of our shareholders.
•
91% of our CEO’s target direct compensation and 82% of our other NEOs’ target direct compensation was at-risk based on the achievement of company or individual objectives (annual bonus and performance share units (“PSUs”)) or share price performance (PSUs and restricted share units (“RSUs”)) or both.

•	78% of our CEO’s target direct compensation and approximately 64% of our other NEOs’ target direct compensation was in the form of long-term incentives.

See “Compensation discussion and analysis” on page 29.
2025 PSUs
Our 2025 PSU metrics focus on revenue growth and profitability over the three-year period from 2025 to 2027, with equally weighted revenue and adjusted diluted earnings per share (“Adjusted EPS”) goals, consistent with 2024, as illustrated in the chart below.

3	2026 Proxy Statement

| PROXY STATEMENT

Shareholder Responsiveness
Our 2025 long-term incentive program reflects significant changes first incorporated in 2023 in response to shareholder feedback:

Pay practice	2022 and prior years	2023 onwards
Length of performance period for annual PSU awards	One year	Three years
Time-based equity vehicle	Periodic multi-year options	Annual RSUs with graded vesting
Relative performance metric	None	rTSR modifier in PSUs

See “Shareholder feedback and responsiveness” on page 32.

4	2026 Proxy Statement

2025 Corporate
governance highlights

Shareholder engagement
Engaged in shareholder outreach to investors representing more than 60% of our shares outstanding in 2025. (See “Compensation discussion and analysis—Shareholder engagement” on page 32 for more information.)

Board refreshment
In 2025, we added two highly qualified directors who bring valuable skills and expertise to the Board, and one director transitioned off the Board.
Corporate governance
Overview
We believe that good corporate governance is important to ensure that Genpact is managed for the long-term benefit of its shareholders. Our board of directors is responsible for our governance practices and oversight of our strategy, operations and management. Some of the principal responsibilities of the members of our board of directors are to:
•
exercise their business judgment to promote the long-term interests of the Company’s shareholders by providing strategic direction to the Company and overseeing management in the performance of the Company’s business activities;

•	review, approve and monitor significant financial and business strategies as developed by management;
•	evaluate the performance of the Company and its executive officers and approve succession plans for our chief executive officer, or CEO; and
•	review and approve material transactions and corporate activities not entered into in the ordinary course of business.
The board of directors has corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders. These guidelines, together with our bye-laws, our committee charters and our code of conduct, provide a governance framework for the board of directors and its committees.
The board of directors reviews our corporate governance guidelines and other corporate governance documents from time to time and revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to changing regulatory and governance requirements. The following sections provide an overview of our corporate governance practices.
You can obtain the current charters for our audit committee, compensation committee and nominating and governance committee, our corporate governance guidelines and our code of conduct at www.genpact.com or we will send you copies upon request in writing to: Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, New York 10175, Attention: Corporate Secretary.
Select company recognitions
•	Named one of Ethisphere’s “World’s Most Ethical Companies” for the seventh time.
•	Named to Forbes’ “World’s Best Employers” for the fifth consecutive year and “World’s Best Management Consulting Firms” for the fourth consecutive year.
•	Recognized as a Leader in the global 2025 ISG Provider Lens for Insurance Services Strategic Capabilities (GCCs and GenAI & Agentic AI) report.
•	Named to TIME’s “World’s Best Companies 2025” and “America’s Best Midsize Companies 2025” list.

5	2026 Proxy Statement

| CORPORATE GOVERNANCE

Corporate governance highlights
We are committed to governance policies and practices that are designed to serve the best interests of Genpact and our shareholders. Our governance practices and policies include the following, among other things:

All directors elected annually	All of our directors serve one-year terms and are subject to re-election at each annual meeting.
Separate CEO and Chair	We have an independent Chair of the board of directors.
Independent board and committees	All of our director nominees, other than our CEO, are independent, and our board committees are made up entirely of independent directors.
Board commitment to robust director selection and refreshment process
Our board of directors is active in succession planning, is committed to refreshment of our board, and has a robust director selection and succession process that is focused on creating a world-class board with a broad array of skills, experience, backgrounds, perspectives, international exposure and tenure.

Annual board, committee and individual director evaluations and self-assessments	The nominating and governance committee oversees an annual self-evaluation of the board and its committees and an assessment of each individual director.
Board and committee oversight of, and active involvement in, strategy, risk management, AI and ESG matters	Our board of directors and its committees have oversight of, and active involvement in, strategy, risk management, AI and ESG matters.
Authority to call special meetings	Shareholders collectively holding more than 10% of our share capital have the right to call special general meetings.
Proxy access right	Eligible shareholders* can (subject to certain requirements) include their own director nominees in our proxy materials.
No shareholder rights plan (poison pill)	We do not have a poison pill.
Regular executive sessions of the board	Our board of directors, led by our independent Chair, meets in executive session at each regularly scheduled quarterly meeting of the board.
Director access to management and advisors	Our board has full access to our senior management, who generally attend our regularly scheduled quarterly board meetings, and to advisors as the board determines necessary.
Active shareholder engagement
We regularly engage with our shareholders and solicit their feedback on our corporate governance and pay practices. For information about our shareholder outreach efforts in 2025, see the section titled “Shareholder engagement” below.

One vote per share	We have only one class of common shares, and each share entitles the holder to one vote on any matter requiring shareholder approval.
Shareholder approval required for bye-law amendments
Our bye-laws may be revoked, altered or amended only with the approval (i) first of the board of directors and then (ii) by a simple majority of shareholders entitled to vote, except in the case of the limited supermajority voting requirements described below.

Limited supermajority voting requirements
Our bye-laws do not contain supermajority voting requirements except to (i) alter the manner in which the bye-laws may be amended or revoked, (ii) alter the rights of any class of shares issued and outstanding, (iii) amend the bye-law defining the events that vacate the office of any sitting director, and (iv) amend the bye-law concerning the appointment of directors in the event that the board of directors has elected to create a classified board.

Prohibition on hedging and pledging of Company securities
Our insider trading policy prohibits all employees, consultants, officers and directors from entering into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities and prohibits these persons from pledging Company securities.

Director and officer share ownership requirements
Our share ownership guidelines require ownership of a number of our common shares with a minimum value equivalent to (i) for our CEO, six times his base salary, (ii) for our other named executive officers, their base salaries, and (iii) for our non-employee directors, five times their annual cash retainers.

*
See “Important information about the annual general meeting and voting—How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2027 annual general meeting?” on page 73 for information about submitting proposals for consideration at our next annual meeting. See also the section titled “Director nomination process and director characteristics” below for information about how to propose a director nominee for election to our board.

6	2026 Proxy Statement

| CORPORATE GOVERNANCE

Sustainability
Information regarding our sustainability, environmental, social, and human capital management activities is available in our annual “Genpact Sustainability Report” posted on our website. We began issuing Sustainability Reports in 2011. Our Sustainability Reports are aligned to the UN Sustainable Development Goals and make use of three of the leading sustainability reporting frameworks: the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosure (TCFD). We have also participated in the Climate Disclosure Project (CDP) and EcoVadis annually since 2016.
We encourage you to learn more about our many sustainability initiatives and our progress towards meeting our goals by reviewing our “Genpact Sustainability Report” located on the Corporate Governance section of our website at www.genpact.com/investors. Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, such as our Sustainability Report, as a part of this proxy statement, nor is any such information incorporated herein.
Director independence
Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director who is employed by us or was employed by us in the past three years cannot be deemed to be an “independent director.” Consequently, Mr. Kalra is not an independent director, and N.V. Tyagarajan, who served as our President and Chief Executive Officer until February 2024 and on our board of directors until May 2025, was not an independent director. The board has determined that none of the director nominees other than Mr. Kalra has a material relationship with us for purposes of the NYSE corporate governance listing standards and accordingly each is independent under such NYSE standards.
Director nomination process and director characteristics
In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.
The nominating and governance committee and the board of directors also believe that it is important to balance the fresh perspectives brought by newer directors with the deep institutional knowledge and experience of our longer tenured directors. Our director nominees have a median tenure of 7.8 years. Our shortest-serving independent director nominee has served on our board for less than one year, and our longest-serving director nominee has served on our board for over 20 years. Since 2019, we have added eight new directors to our board of directors, replacing nine directors who completed their impactful tenures on our board.
Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, including information regarding the number of shares owned by any potential director candidate, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to the Corporate Secretary of the Company, c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, NY 10175. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

7	2026 Proxy Statement

| CORPORATE GOVERNANCE

Qualifications and experience of our director nominees
The table below summarizes some of the experience, qualifications, attributes and skills each of our director nominees brings to the board. This summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to our board of directors. Additional information on each director nominee is set forth in the biographies included in the section titled “Director profiles” below.

	SKILLS					DIVERSITY
Director nominee	Senior leadership experience	Public company board experience	Finance, accounting and risk mgmt.	Innovation and technology	Investment expertise	Race/Ethnic Diversity	Gender
Laura Conigliaro	⯀	⯀	⯀		⯀		F
Nicholas Gangestad	⯀	⯀	⯀	⯀	⯀		M
John Hinshaw	⯀	⯀	⯀	⯀	⯀		M
Balkrishan “BK” Kalra	⯀		⯀	⯀	⯀	⯀	M
Carol Lindstrom	⯀	⯀	⯀	⯀	⯀		F
James Madden	⯀	⯀	⯀	⯀	⯀		M
CeCelia Morken	⯀	⯀	⯀	⯀	⯀		F
Brian Stevens	⯀	⯀	⯀	⯀	⯀		M
Thimaya Subaiya	⯀		⯀	⯀	⯀	⯀	M
Mark Verdi	⯀	⯀	⯀		⯀		M
TOTAL	10	8	10	8	10	2	3F/7M

Skills definitions
Senior leadership experience: Served in senior leadership roles at a large organization.
Public company board experience: Served/serving on the boards of other public companies.
Finance, accounting and risk management: Significant expertise in corporate finance, financial accounting or enterprise risk management.
Innovation and technology: Experience managing technological change and driving technological innovation within an organization.
Investment expertise: Experience overseeing investment capital decisions, strategic investments and ventures/acquisitions activity.

8	2026 Proxy Statement

| CORPORATE GOVERNANCE

Meetings of the board of directors
The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board of directors’ primary responsibility is to oversee the management of Genpact and, in so doing, serve the best interests of the Company. Subject to the recommendations of the compensation committee and the nominating and governance committee, respectively, the board of directors selects, evaluates and provides for the succession of executive officers, and the board of directors nominates for election at annual general shareholder meetings individuals to serve as directors of Genpact and elects individuals to fill any vacancies on the board of directors to the extent not filled by shareholders in general meetings. The board of directors reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of Company activity through presentations at board of directors and committee meetings.
The board of directors met, in person or telephonically, 8 times in 2025. All of our directors standing for re-election at the 2026 annual meeting who served on the board of directors for at least half the year attended at least 75%, and an average of 92%, of the total number of meetings of the board of directors and the committees of which such director was a member during the period of time he or she served on such committee in 2025. Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual general meetings of shareholders. All of our directors attended the 2025 annual meeting.
Committees of the board of directors
The board of directors has standing audit, compensation and nominating and governance committees. Each committee has a charter that has been approved by the board of directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Kalra is the only director who is an employee of Genpact, and he does not participate in any meeting, or portions of any meeting, at which his compensation or performance is evaluated. All members of all committees are non-employee directors and the board of directors has determined that all of the members of our three standing committees are independent as defined under the rules of the NYSE, and, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The table below sets forth the committees of our board, the composition of each committee and the number of meetings of each committee during 2025.

BOARD COMMITTEES
Board member	Audit	Compensation	Nominating and governance
Ajay Agrawal(1)			Member
Laura Conigliaro	Member		Chair
Tamara Franklin(1)	Member	Member
Nicholas Gangestad(2)	Member(3)
John Hinshaw	Member(4)	Member	Member
Carol Lindstrom		Chair	Member
James Madden(5)		Member	Member
CeCelia Morken	Member	Member
Brian Stevens	Member
Thimaya Subaiya(6)			Member
Mark Verdi(2)	Chair(7)
Number of meetings in 2025	14	4	4

(1)	Mr. Agrawal and Ms. Franklin will not be standing for re-election at the annual meeting.
(2)	Audit committee financial expert as defined by SEC rules.
(3)	Mr. Gangestad will assume the role of chair of the audit committee upon his re-election to the board of directors at the annual meeting.
(4)	Mr. Hinshaw will join the audit committee as a member upon his re-election to the board of directors at the annual meeting.
(5)	Mr. Madden currently serves as chair of the board of directors.
(6)	Mr. Subaiya joined the nominating and governance committee in February 2026.
(7)	Mr. Verdi will cease serving as a member and as the chair of the audit committee at the time of the annual meeting and will be replaced as chair of the audit committee by Mr. Gangestad.

9	2026 Proxy Statement

| CORPORATE GOVERNANCE

The tables below set forth the primary responsibilities of each committee of our board. The lists of responsibilities set forth below are not exhaustive. A complete list of each committee’s responsibilities can be found in the charter for each committee, available on our website, www.genpact.com.
Audit committee

Members(1)	Primary responsibilities(7)
Mark Verdi (Chair)(2)(3) Laura Conigliaro Tamara Franklin(4) Nicholas Gangestad(2)(5) John Hinshaw(6) CeCelia Morken Brian Stevens
■
Appointing, approving the compensation of, and assessing the independence of our registered independent public accounting firm.
■
Overseeing:
  ■
the performance of any registered public accounting firm employed by us to provide audit services, including such firm’s qualifications and independence;
  ■
the quality and integrity of our accounting and reporting practices and controls, including our financial statements and reports;
  ■
the performance of our internal audit function; and
  ■
our compliance with legal and regulatory requirements.
■
Preparing an audit committee report as required by the SEC to be included in our annual proxy statement.
■
Approving, in advance, any audit and any permissible non-audit services to be provided by our independent external audit firm.
■
Reviewing and discussing with management our major financial, data privacy and cybersecurity and other significant risk exposures and the steps management has taken to monitor and control such exposures.
■
Reviewing and discussing with management the Company’s global tax strategy and tax planning activities, as well as significant tax developments affecting the Company.
■
Reviewing the Company’s policies and procedures for reviewing and approving related party transactions and recommending changes in such policies and procedures to our board of directors and reviewing and approving related party transactions.
■
Overseeing our compliance program and adherence to our code of conduct and investigating any matters that arise relating to the integrity of management.
■
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
■
Investigating any matter brought to its attention within the scope of its duties and retaining counsel for this purpose where appropriate.
■
Reporting regularly to our full board of directors with respect to the foregoing.

(1)	The board has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and the NYSE applicable to audit committee members.
(2)
The board has determined that each of Messrs. Gangestad and Verdi is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K and has accounting or related financial management expertise as required by the NYSE listing standards.

(3)	Mr. Verdi will cease to serve as a member and as the chair of the audit committee at the time of the annual meeting.
(4)	Ms. Franklin will not be standing for re-election at the annual meeting.
(5)	Mr. Gangestad will become the chair of the audit committee effective upon his re-election to the board of directors at the annual meeting.
(6)	Mr. Hinshaw will become a member of the audit committee upon his re-election to the board of directors at the annual meeting.
(7)	The audit committee was established in accordance with section 3(a)(58)(A) of the Exchange Act.

10	2026 Proxy Statement

| CORPORATE GOVERNANCE

Compensation committee

Members(1)	Primary responsibilities*
Carol Lindstrom (Chair) Tamara Franklin(2) John Hinshaw James Madden CeCelia Morken
■
Reviewing our compensation practices and policies, including equity plans.
■
Overseeing the risks associated with the Company’s compensation policies and practices, and reviewing whether such policies and practices are reasonably likely to have a material adverse effect on the Company.
■
Conducting an annual review and evaluation of our CEO; reviewing and approving compensation for our CEO and executive officers.
■
Reviewing and consulting with our CEO concerning selection of executive officers, performance of individual executive officers and related matters.
■
Overseeing the succession plans for our executive officers (other than our CEO).
■
Reviewing the Company’s strategies and programs relating to human capital management for the Company’s leadership team, including talent acquisition, retention and succession.
■
Reviewing and approving compensation for our directors, including the Chair of the Board.
■
Reviewing and discussing the disclosures in our “Compensation discussion and analysis” and recommending to the board whether such disclosures shall be included in the appropriate regulatory filing.
■
Overseeing our equity plans, incentive compensation plans and any such plans that the board may from time to time adopt and exercising all the powers, duties and responsibilities of the board of directors with respect to such plans.
■
Preparing a compensation committee report for inclusion in our proxy statement.
■
Reviewing and approving any compensation recovery or “clawback” policies of the Company and overseeing the administration of such policies.
■
Reporting regularly to our full board of directors with respect to the foregoing.

(1)	The board has determined that each member of the compensation committee meets the independence requirements of the SEC and NYSE applicable to compensation committee members.
(2)	Ms. Franklin will not be standing for re-election at the annual meeting.
*
This table includes the compensation committee’s primary responsibilities as set forth in its charter. The compensation committee also performed certain additional duties beyond what its charter requires, including conducting talent and performance reviews and succession planning for the Company’s leadership team beyond the Company’s executive officers.

11	2026 Proxy Statement

| CORPORATE GOVERNANCE

Nominating and governance committee

Members(1)	Primary responsibilities
Laura Conigliaro (Chair) Ajay Agrawal(2) John Hinshaw Carol Lindstrom James Madden Thimaya Subaiya
■
Making recommendations as to the size, composition, structure, operations, performance and effectiveness of our board of directors.
■
Establishing criteria and qualifications for membership on our board of directors and its committees.
■
Assessing and recommending to our board of directors strong and capable candidates with a broad array of experience and perspectives who are qualified to serve on our board of directors and its committees.
■
Developing and recommending to our board of directors a set of corporate governance principles, including independence standards.
■
Conducting an annual evaluation of our board of directors and our board committees.
■
Overseeing environmental, social and governance programs, activities and practices of the Company.
■
Overseeing the succession plans for our CEO.
■
Otherwise taking a leadership role in shaping our corporate governance.
■
Reporting regularly to our full board of directors with respect to the foregoing.

(1)	The board has determined that each member of the nominating and governance committee meets the independence requirements of the SEC and NYSE applicable to nominating and governance committee members.
(2)	Mr. Agrawal will not be standing for re-election at the annual meeting.

12	2026 Proxy Statement

| CORPORATE GOVERNANCE

Board leadership structure
The positions of Chair of the board of directors and CEO have historically been separated at Genpact. Keeping these positions separate allows our CEO to focus on our day-to-day business, while allowing the Chair of the board of directors to lead the board in its exercise of business judgment to promote the long-term interests of our shareholders by providing strategic direction and overseeing management. The board of directors believes that keeping these positions separate is the appropriate leadership structure for us at this time.
Annual board, committee and individual director evaluation process
As set forth in its charter, the nominating and governance committee oversees the board, committee and individual director evaluation process. Each year, the nominating and governance committee determines the appropriate form of evaluation and considers the design of the process to ensure it is both meaningful and effective.
In 2025, the board led its own self-evaluation process, which included written evaluations of the board as a whole, each committee of the board and individual directors. This process was led by the Chair of the nominating and governance committee. Our board’s evaluation process engages our directors on a wide range of topics, including board and committee structure, board dynamics and operations, and board, committee and individual director effectiveness and performance. Following the conclusion of the 2025 evaluation process, the board reviewed and discussed the evaluation results.
The results of the 2025 evaluation process support the board’s belief that the board and its committees are operating effectively.
Risk oversight
Our management is responsible for risk management on a day-to-day basis, and our board oversees the risk management activities of management, which include our enterprise risk management program and the risks highlighted through our annual risk assessment process. The board’s risk oversight responsibilities are fulfilled both by the board directly, as well as by its committees, each of which assists the Board in overseeing a part of the Company’s overall risk management agenda. As more fully described below, the audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of data privacy, financial reporting, cybersecurity, internal controls and compliance with legal and regulatory requirements, tax, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for our executive officers other than our CEO. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and CEO, the Company’s ESG activities and corporate governance. For additional information on risks that affect our business, please see our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings we make with the SEC.
Oversight of ESG strategy and cybersecurity and data privacy risks
As part of our board’s strategic and risk oversight, the board oversees our ESG strategies, including our sustainability priorities and related risks. Throughout the year, the board receives periodic reports from management and the board’s committees on our ESG initiatives, overall sustainability strategy and the ESG reporting frameworks we use to track our progress. Our board has delegated ESG oversight responsibility to the nominating and governance committee. Accordingly, the nominating and governance committee oversees our overall ESG performance, disclosure, strategies, goals and objectives and monitors ESG risks and opportunities on behalf of the board.
As part of the board’s role in overseeing the Company’s enterprise risk management program, the board and the audit committee devote substantial time to monitoring cybersecurity and data privacy related risks. Our audit committee charter sets out the committee’s role in overseeing information technology risk exposures, including cybersecurity, data privacy and data security, and the audit committee receives quarterly reports on cybersecurity and data privacy matters and related risk exposures from management, including our Global Operating Officer, Chief Legal Officer and Chief Information Security Officer. The audit

13	2026 Proxy Statement

| CORPORATE GOVERNANCE

committee regularly updates the board on such matters and the board also periodically receives reports from management directly. For more information about the Company’s cybersecurity program, see Item 1C “Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC.
Responsible AI
Our board also oversees AI risk exposures and AI governance. The board receives reporting from our management-led Responsible AI compliance program on challenges and opportunities related to AI at least annually and more frequently as applicable. As part of our Responsible AI compliance program, a centralized, cross-functional Responsible AI Committee oversees our use and development of AI technology. This management committee is chaired by our Chief Legal Officer and is supported by our Chief Technology and Innovation Officer and our Global Agentic AI Officer, as well as relevant functional contributors. In 2026, the Board’s responsibility for overseeing AI governance is being delegated to the Nominating and Governance Committee of the Board. The Nominating and Governance Committee will receive at least quarterly reports from management and will report regularly to the board on AI-related matters.
Our Responsible AI program is grounded in the principles that we apply to our internal AI systems and the work we do with clients and other third parties: trust, privacy, and compliance; safety and security; fairness and non-discrimination; explainability and transparency; and accountability. The program includes risk assessments; standards and controls; risk mitigation; training and awareness; monitoring; and governance, as documented in our Responsible AI policy. There is particular focus on evolving our AI compliance and governance programs as technology, regulation, adoption, and industry practices continue to change. We have also invested significantly in our employees’ AI literacy, and responsible AI use is a mandatory component of our annual ethics and compliance training for all employees.
Communicating with the independent directors
The board of directors will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The nominating and governance committee, with the assistance of the Company’s Chief Legal Officer, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as its members consider appropriate. Our non-executive Chair, Mr. Madden, serves as the presiding director at all executive sessions of our non-management directors.
Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the nominating and governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.
Shareholders and interested parties who wish to send communications on any topic to the board of directors should address such communications to:
Board of Directors
Genpact Limited
c/o Genpact LLC
521 Fifth Avenue, 14th Floor
New York, New York 10175
Attention: Corporate Secretary
Code of conduct
Our board of directors has adopted a code of conduct applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the NYSE. The code is posted on our website at www.genpact.com under the heading “Investors—Corporate Governance—Highlights.” We will also provide a copy of the code to shareholders upon request. We disclose any material amendments to our code of conduct, as well as any waivers for executive officers or directors, on our website.

14	2026 Proxy Statement

| CORPORATE GOVERNANCE

Certain relationships and related party transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Genpact Limited is a participant, the amount involved exceeds $120,000, and one of our officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed prior to entry into the transaction and, if deemed appropriate, approved by the board’s audit committee. If our Chief Legal Officer becomes aware of a related person transaction that has not been reviewed by the audit committee, then the audit committee must review the transaction and, in its discretion, may ratify it. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the interests of the Company and its shareholders. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by applicable SEC rules, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bye-laws.
Pallavi Nanduru, sister-in-law of Anil Nanduru, our Senior Vice President, Global Business Leader, Consumer & Healthcare and High Tech Software, was employed by the Company in 2025 as a Vice President in our Human Resources Department. Ms. Nanduru’s annual compensation exceeded $120,000. There were no other related person transactions with any of our executive officers or directors in 2025.

15	2026 Proxy Statement

Security ownership of certain beneficial owners and management
The following table contains information regarding the beneficial ownership of our common shares as of February 27, 2026 by:
•	each shareholder we know to own beneficially more than 5% of our outstanding common shares;
•	each director and director nominee;
•	each executive officer named in the 2025 Summary compensation table; and
•	all of our directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common shares that an individual has a right to acquire within 60 days of February 27, 2026 are deemed to be outstanding and beneficially owned by the person holding such rights. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 169,762,710 common shares of Genpact Limited outstanding on February 27, 2026.

16	2026 Proxy Statement

| Security Ownership of Certain Beneficial Owners and Management

Name of beneficial owner(1)	Number of shares beneficially owned(2)	Percentage of outstanding shares
Known 5% Beneficial Owners
FMR, LLC(3)	20,144,104	11.85%
The Vanguard Group(4)	16,954,313	9.99%
BlackRock, Inc(5)	15,833,998	9.33%
Nalanda India Equity Fund Limited(6)	13,143,983	7.74%
Directors, Director Nominees and Named Executive Officers
Balkrishan Kalra(7)	992,441	*
Michael Weiner(8)	249,443	*
Piyush Mehta(9)	456,511	*
Anil Nanduru(10)	261,706	*
Riju Vashisht(11)	279,299	*
Ajay Agrawal(12)	38,972	*
Laura Conigliaro(13)	72,816	*
Tamara Franklin(14)	22,236	*
Nicholas Gangestad(15)	8,813	*
John Hinshaw(16)	2,334	—
Carol Lindstrom(17)	21,185	*
James Madden(18)	63,068	*
CeCelia Morken(19)	57,760	*
Brian Stevens(20)	30,098	*
Thimaya Subaiya(21)	2,020	—
Mark Verdi(22)	65,005	*
All Directors, Director Nominees and Executive Officers as a group (18 persons)	2,675,839	1.58%

*	Number of shares represents less than 1% of outstanding common shares.
(1)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2025. The business address of FMR, LLC is 245 Summer Street, Boston, MA 02210.
(4)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 5, 2025. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)
Based solely on a Schedule 13G filed with the SEC on February 11, 2021. The business address of Nalanda India Equity Fund Limited is Lot 203A, 2nd Floor, Moka Business Center, Montagne Ory Road, Bon Air, Moka, Mauritius.

(7)	This amount includes options to purchase 811,691 shares that are exercisable within 60 days and 180,750 shares held directly by Mr. Kalra.
(8)	This amount includes options to purchase 149,432 shares that are exercisable within 60 days and 100,011 shares held directly by Mr. Weiner.
(9)	This amount includes options to purchase 368,506 shares that are exercisable within 60 days and 88,005 shares held directly by Mr. Mehta.

17	2026 Proxy Statement

| Security Ownership of Certain Beneficial Owners and Management

(10)	This amount includes options to purchase 213,105 shares that are exercisable within 60 days and 48,601 shares held directly by Mr. Nanduru.
(11)	This amount includes options to purchase 213,105 shares that are exercisable within 60 days and 66,194 shares held directly by Ms. Vashisht.
(12)	This amount includes 34,147 shares held directly by Mr. Agrawal and 4,852 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(13)	This amount includes 67,991 shares held directly by Ms. Conigliaro and 4,852 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(14)	This amount includes 17,411 shares held directly by Ms. Franklin and 4,852 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(15)	This amount includes 3,988 shares held directly by Mr. Gangestad and 4,852 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(16)	This amount includes 2,334 vested RSUs, the shares underlying which will be issued to Mr. Hinshaw on December 31, 2026.
(17)	This amount includes 11,360 shares held directly by Ms. Lindstrom and 4,825 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(18)	This amount includes 55,486 shares held directly by Mr. Madden and 7,582 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(19)	This amount includes 52,935 shares held directly by Ms. Morken and 4,825 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(20)	This amount includes 25,273 shares held directly by Mr. Stevens and 4,825 vested RSUs, the shares underlying which will be issued on December 31, 2026.
(21)	This amount includes 2,020 vested RSUs, the shares underlying which will be issued to Mr. Subaiya on December 31, 2026.
(22)	This amount includes 60,180 shares held directly by Mr. Verdi and 4,825 vested RSUs, the shares underlying which will be issued on December 31, 2026.
Section 16(a) reports
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common shares to file with the SEC initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the SEC and except as set forth in the above table, we do not believe that there are currently any beneficial owners of more than ten percent of our common shares.
Based solely on our review of copies of reports filed by our directors and executive officers with the SEC or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during the fiscal year ended December 31, 2025, all filings required to be made by our directors and executive officers pursuant to Section 16(a) with respect to Genpact Limited securities were made in accordance with Section 16(a).

18	2026 Proxy Statement

Board
recommendation:
The board of directors believes that approval of the election of all nominees set forth herein is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote “FOR” all of these nominees.

Proposal No. 1 —
Election of directors
Director nominees
Our board of directors currently consists of twelve members. The nominating and governance committee of the board of directors has recommended to the board of directors, and the board of directors has nominated, the ten persons whose biographies appear below for election as directors with terms expiring at the 2027 annual meeting. Messrs. Hinshaw and Subaiya were appointed to the board of directors on July 1, 2025 and July 31, 2025, respectively, and have been nominated for election as a director by our shareholders for the first time. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the ten nominees, each to serve for a one-year term until their successors are elected or the incumbent resigns. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, there will be a vacancy created on the board of directors, which the board of directors may fill on the recommendation of the nominating and governance committee. Our current directors, Ajay Agrawal and Tamara Franklin, will not stand for re-election at the annual meeting, at which time the size of our board of directors will be reduced from twelve to ten members.
Set forth below is certain biographical information as of the date of this proxy statement about each nominee for election to our board of directors, including information each nominee has given us about his or her age, principal occupation and business experience for at least the past five years, and the names of other publicly held companies of which he or she has served as a director. The information presented reflects the specific experience, qualifications, attributes and skills that led the board to conclude that each of these individuals is well-suited to serve on our board. Information about the number of common shares beneficially owned by each current director appears above under the heading “Security ownership of certain beneficial owners and management.”

19	2026 Proxy Statement

| PROPOSAL NO. 1

Director profiles
Balkrishan “BK” Kalra Director Since: 2024 Age: 56
Professional experience
•
President and Chief Executive Officer, Genpact (February 2024 to present)
•
Senior Vice President and Global Business Leader, Consumer and Healthcare (2008 to February 2024) and Financial Services (2020 to February 2024), Genpact

Qualifications for board service
•
Extensive knowledge of our industry and business and service as our Chief Executive Officer.

James Madden, Chair Director Since: 2005 Age: 64 Independent Committees: Nominating and Governance, Compensation
Professional experience
•
Co-founder and Co-CEO, Carrick Capital Partners, LLC (2012 to present)
•
Founder, Managing Partner, Madden Capital Partners (2005-2012)
•
Partner, Accretive LLC (2007-2011)
•
Special Advisor, General Atlantic LLC (2005-2007)
•
Chair and CEO, Exult, Inc. (1998-2005)

Past public company boards
•
ServiceSource International, Inc.
•
Accolade, Inc.

Qualifications for board service
•
Extensive knowledge of our industry and experience serving on the boards of other public companies.

20	2026 Proxy Statement

| PROPOSAL NO. 1

Laura Conigliaro Director Since: 2013 Age: 80 Independent Committees: Audit, Nominating and Governance (Chair)
Professional experience
•
Partner, Co-director, America’s Equity Research Unit; Technology equity research business unit leader; Analyst, hardware systems sector, Goldman Sachs (1996-2011)
•
Analyst, Prudential Securities (1979-1996)

Past public company boards
•
Infoblox Inc.
•
Arista Networks
•
Dell Inc.

Qualifications for board service
•
Extensive knowledge of the financial services and technology industries and experience serving on the boards of other public companies.

Nicholas Gangestad Director Since: 2024 Age: 61 Independent Committees: Audit*
Professional experience
•
Chief Financial Officer, Rockwell Automation (2020-2024)
•
Chief Financial Officer, 3M Company (2014-2020)

Current public company boards
•
Amrize Ltd
•
Nucor Corporation

Qualifications for board service
•
Extensive experience as a CFO of multiple public companies and service on other public company boards.

*
Mr. Gangestad will become chair of the Audit Committee effective upon his re-election to the board of directors at the annual meeting.

21	2026 Proxy Statement

| PROPOSAL NO. 1

John Hinshaw Director Since: 2025 Age: 55 Independent Committees: Audit*, Compensation, Nominating and Governance
Professional experience
•
Group Chief Operating Officer, HSBC Bank (2020-2024)
•
Executive Vice President, Technology and Operations, and Chief Customer Officer, Hewlett Packard Enterprise Company (2015-2016)
•
Executive Vice President, Technology and Operations, Hewlett-Packard Company (2011-2015)
•
Vice President and General Manager, Boeing Information Solutions, The Boeing Company (2010-2011)
•
Chief Information Officer, The Boeing Company (2007-2010)

Current public company boards
•
Sysco Corporation

Past public company boards
•
Bank of New York Mellon Corporation
•
DocuSign, Inc.

Qualifications for board service
•
Extensive experience leading and transforming organizations in a wide range of industries and service on multiple public company boards.

*
Mr. Hinshaw will join the Audit Committee as a member effective upon his re-election to the board of directors at the annual meeting.

Carol Lindstrom Director Since: 2016 Age: 72 Independent Committees: Compensation (Chair), Nominating and Governance
Professional experience
•
Vice Chairman, Deloitte LLP; President, Deloitte Foundation; Director, Deloitte & Touche LLP Board (1995-2016)
•
Partner, Andersen Consulting (prior to 1995)

Current public company boards
•
ASGN Incorporated
•
Exponent, Inc.

Past public company boards
•
Energous Corporation

Qualifications for board service
•
Extensive experience in the fields of technology and consulting and service on other public company boards.

22	2026 Proxy Statement

| PROPOSAL NO. 1

CeCelia Morken Director Since: 2016 Age: 68 Independent Committees: Audit, Compensation
Professional experience
•
President, Headspace Health and Former Chief Executive Officer, Headspace Inc. (January 2021 to December 2021); President and COO, Headspace Inc. (April 2020 to December 2020)
•
Executive Vice President and General Manager, Strategic Partner Group, Intuit Inc. (2013 to 2020); General Manager, Intuit Financial Services Division, Intuit Inc. (2002-2013)
•
Senior Vice President, WebTone Technologies (1999-2002)
•
Senior Vice President, retail lending, Fortis Investments (1998-1999)
•
Senior Vice President; various positions, John H. Hartland Co. (1983-1998)

Current public company boards
•
Wells Fargo & Company

Past public company boards
•
Alteryx, Inc.

Qualifications for board service
•
Experience in finance and accounting, sales and marketing, new digital technologies and employee health, welfare and engagement as well as service on other public company boards.

Brian Stevens Director Since: 2020 Age: 62 Independent Committees: Audit
Professional experience
•
Senior Vice President and Chief Technology Officer, AI, Red Hat, Inc. (2024-Present)
•
Executive Chairman, Neural Magic (2019 to 2024)
•
Vice President and Chief Technology Officer, Google Cloud (2014-2019)
•
Chief Technology Officer and Executive Vice President of Worldwide Engineering, Red Hat, Inc. (2001-2014)

Past public company boards
•
Nutanix, Inc.

Qualifications for board service
•
Experience as a chief technology officer and expertise in software engineering, cloud, open source, virtualization and machine learning, and service on another public company board.

23	2026 Proxy Statement

| PROPOSAL NO. 1

Thimaya Subaiya Director Since: 2025 Age: 48 Independent Committees: Nominating and Governance
Professional experience
•
Executive Vice President of Operations, Cisco Systems, Inc. (2024 to present)
•
Senior Vice President, Chief Transformation Officer, Cisco Systems, Inc. (2023-2024)
•
Senior Vice President, Chief Customer Experience Officer, Cisco Systems, Inc. (2022-2023)
•
Senior Vice President, General Manager, Customer Experience, Cisco Systems, Inc. (2021-2022)
•
Senior Vice President, Customer Experience Operations and Renewals, Cisco Systems, Inc. (2018-2021)

Qualifications for board service
•
Deep technology expertise and extensive experience transforming organizations for accelerated and scalable growth.

Mark Verdi Director Since: 2012 Age: 59 Independent Committees: Audit (Chair)*
Professional experience
•
Partner, AVALT Holdings (2015 to present)
•
President, C&S Wholesale Grocers, Inc. (2014-2015)
•
Managing Director, Bain Capital (2004-2014)
•
Head of financial services business transformation outsourcing group, IBM Global Services (prior to 2004)

Past public company boards
•
Burlington Stores, Inc.
•
Trinseo S.A.

Qualifications for board service
•
Extensive experience in our industry and in finance and accounting, and experience serving on the boards of other public companies.

*
Mr. Verdi will cease to serve as a member and as the chair of the Audit Committee effective as of the date of the annual meeting.

There are no family relationships among any of the directors and executive officers of Genpact. No arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

24	2026 Proxy Statement

Director compensation
The compensation committee, which is comprised solely of independent directors, reviews and approves the compensation arrangements for our directors. The committee reviews director compensation at least every other year.
Our 2025 director compensation structure was unchanged from 2024. Our compensation committee believes that our director compensation structure, which emphasizes equity over cash, aligns our directors with our shareholders’ interests by rewarding directors for long-term shareholder value creation, and mirrors the emphasis in our executive compensation program on weighting equity more heavily than cash in setting total compensation targets.
Elements of 2025 director compensation
Under our 2025 director compensation program, our non-employee directors received an annual retainer with a total value of $280,000, divided between cash and equity — in the form of an RSU grant — as depicted below.

(1)
Under our director compensation program, on the date of the 2025 annual general meeting of shareholders, our non-employee directors received a grant of RSUs with a value of $210,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vested on December 31, 2025 and the underlying shares will be issued at the end of 2026.

25	2026 Proxy Statement

| Director Compensation

In addition to an annual cash retainer and RSU grant, our non-employee directors receive the additional compensation described below, as applicable. All cash retainers are paid in quarterly installments based on each director’s service on the board or a committee during such quarter.

Board Chair Retainer (annual)	$65,000
Board Chair RSU Grant (annual)(1)	$120,000 in value of RSUs
Committee Chair Retainer (annual)	$47,500 for the Audit Committee Chair $32,500 for the Compensation Committee Chair $32,500 for the Nominating and Governance Committee Chair
Committee Membership Retainer (annual)	$22,500 for the Audit Committee $17,500 for the Compensation Committee $17,500 for the Nominating and Governance Committee

(1)
For his service as Chair of the board of directors, in addition to the annual grant of RSUs to all non-employee directors, Mr. Madden receives, on the date of each annual general meeting of shareholders, a grant of RSUs with a value of $120,000 based on the closing price of the Company’s common shares on the date of grant. Such RSUs vest on the last day of the calendar year of grant and the underlying vested shares are issued at the end of the subsequent year.

Governance features
Our non-employee director compensation program is subject to the following governance features:
•	Limit on Director Compensation. The total annual limit on aggregate maximum compensation per non-employee director is $750,000.
•	Trading Windows. Our directors can only transact in our securities during approved trading windows after satisfying mandatory trade pre-clearance requirements.
•	Hedging/Pledging Prohibition. Our insider trading policy prohibits our directors from hedging or pledging our securities.
•
Share Ownership Requirement. Under our share ownership guidelines, our non-employee directors are required to own a number of our common shares with a minimum value of five times their annual cash retainers, increased from three times the value of their annual cash retainers for 2023 and prior years. Each non-employee director has a five-year phase in period to meet the ownership requirements, measured from the date of such director’s appointment to the board. After the initial phase-in period, each non-employee director is required to retain 100% of the shares issued upon the vesting of restricted share unit awards (net of any shares withheld or sold to cover withholding and other applicable taxes) until the multiple of annual cash retainer is reached. As of December 31, 2025, all of our non-employee directors, other than Messrs. Gangestad, Hinshaw and Subaiya, who became directors of the Company in August 2024, July 2025 and July 2025, respectively, met the ownership requirement applicable to them. Messrs. Gangestad, Hinshaw and Subaiya have until August 2029, July 2030 and July 2030, respectively, to meet the ownership requirement in the share ownership guidelines.

•
Other Compensation. Our non-employee directors do not receive any non-equity incentive plan compensation, participate in any pension plans or receive non-qualified deferred compensation. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related expenses incurred in connection with their participation in board and committee meetings and other Company activities such as site visits or Company-sponsored events in which they participate as directors.

26	2026 Proxy Statement

| Director Compensation

The following table sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2025.

Director	Fees earned or paid in cash	Stock awards(1)	All other compensation	Total
Ajay Agrawal	$ 87,500	$209,984	—	$297,484
Laura Conigliaro	$125,000	$209,984	—	$334,984
Tamara Franklin	$110,000	$209,984	—	$319,984
Nicholas Gangestad	$92,500	$297,476	—	$389,976
John Hinshaw(2)	$48,981	$104,960	—	$153,941
Carol Lindstrom	$120,000	$209,984	—	$329,984
James Madden	$170,000	$329,969	—	$499,969
CeCelia Morken	$110,000	$209,984	—	$319,984
Brian Stevens	$92,500	$209,984	—	$302,484
Thimaya Subaiya(2)	$29,294	$87,486	—	$116,780
N.V. Tyagarajan(2)	$27,500	—	—	$27,500
Mark Verdi	$117,500	$209,984	—	$327,484

(1)
The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation-Stock Compensation, pursuant to our 2017 Omnibus Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 17, “Stock-based compensation,” to our audited consolidated financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown exclude the effect of estimated forfeitures.

(2)	Messrs. Hinshaw, Subaiya and Tyagarajan only served as directors for part of 2025 and accordingly received prorated annual fees.
The following table sets forth, with respect to each non-employee director, (i) the grant date of each RSU award granted during the 2025 fiscal year, (ii) the aggregate number of the Company’s common shares subject to each award, and (iii) the grant-date fair value of each award, calculated in accordance with ASC Topic 718.

Director	Grant date of RSUs	Number of common shares subject to RSUs granted(1)	Grant date fair value
Ajay Agrawal	May 22, 2025	4,825	$209,984
Laura Conigliaro	May 22, 2025	4,825	$209,984
Tamara Franklin	May 22, 2025	4,825	$209,984
Nicholas Gangestad	May 22, 2025	4,825	$209,984
	June 30, 2025	1,988(2)	$87,492
John Hinshaw	July 1, 2025	2,334(3)	$104,960
Carol Lindstrom	May 22, 2025	4,825	$209,984
James Madden	May 22, 2025	7,582	$329,969
CeCelia Morken	May 22, 2025	4,825	$209,984
Brian Stevens	May 22, 2025	4,825	$209,984
Thimaya Subaiya	August 12, 2025	2,020(3)	$87,486
Mark Verdi	May 22, 2025	4,825	$209,984

(1)	Other than the June 30, 2025 grant to Mr. Gangestad, the RSUs shown in this table vested in full on December 31, 2025, and shares underlying such RSUs are issuable on December 31, 2026.
(2)
This grant to Mr. Gangestad on June 30, 2025 was awarded as a pro rata annual grant for the partial-year period he served on the board in 2024 and consisted of fully vested shares at the time of grant.

(3)	Messrs. Hinshaw and Subaiya were granted pro rata annual RSU awards for the partial-year periods they served on the board in 2025.

27	2026 Proxy Statement

| Director Compensation

As of December 31, 2025, there were no common shares subject to options or unvested RSUs held by our non-employee directors.
Changes to Director Compensation for 2026
In connection with its 2025 review of director compensation, the compensation committee considered the results of an independent analysis on director compensation prepared by FW Cook, an independent, external compensation consulting firm. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same executive compensation peer groups used by the compensation committee in connection with its review of CEO compensation in 2025. After considering the information contained in the FW Cook report, the compensation committee approved the following changes to our director compensation program effective January 1, 2026 to align director compensation levels within the market median range:
•	Increased the audit committee chair and audit committee membership retainers by $5,000 and $7,500 annually, respectively; and
•	Increased the value of the annual RSU grant to non-employee directors from $210,000 to $225,000.
The compensation committee believes that leaving the annual base cash retainer unchanged and allocating the total amount of the base director compensation increase to the annual RSU grant is appropriate because it more closely aligns our directors with our shareholders’ interests by rewarding directors for long-term shareholder value creation, and it also mirrors the emphasis in our executive compensation program on weighting equity more heavily than cash in setting total compensation targets. In addition, the increases made to the audit committee chair and member retainers are due to the significantly increased workload being handled by the audit committee. All other features of our director compensation program were left unchanged.

28	2026 Proxy Statement

Executive officer compensation
Compensation discussion and analysis
The compensation committee of the board of directors oversees our executive officer compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. This Compensation discussion and analysis section discusses the compensation policies and programs for our Chief Executive Officer (referred to as our CEO), our Chief Financial Officer (referred to as our CFO) and our three most highly paid executive officers as determined under the rules of the SEC. Such individuals are referred to as our named executive officers.
Our named executive officers (also referred to as our “NEOs”) for 2025 are:

Balkrishan “BK” Kalra	President and Chief Executive Officer
Michael Weiner	Senior Vice President, Chief Financial Officer
Piyush Mehta	Senior Vice President, Chief Human Resources Officer and Country Manager, India
Anil Nanduru	Senior Vice President and Global Business Leader, Consumer & Healthcare and High Tech Software
Riju Vashisht	Senior Vice President, Chief Growth Officer and Global Business Leader, Enterprise Services and Partnerships and Alliances

2025 Key financial highlights
In 2025, we continued to rapidly scale data, artificial intelligence (“AI”) and domain-driven agentic solutions, accelerating innovation to respond to broad-based demand for our solutions and services. Our financial results for the year reflect our disciplined execution and strong momentum across our Advanced Technology Solutions.
Select 2025 financial results are set out below.

Net revenues growth

6.6%

Net revenues grew 6.6%
(6.4% on a constant currency basis[1])
2025 net revenues were $5.08 billion, up 6.6% from $4.77 billion.

Advanced Technology Solutions net revenues growth[2]

17%

Advanced Technology Solutions net revenues grew 17%

Advanced Technology Solutions net revenues in 2025 were $1.20 billion, up 17% from $1.03 billion in 2024.

Earnings per share ("EPS")/ Adjusted EPS growth

10%/11%

Diluted EPS grew 10%; Adjusted EPS[3] grew 11%

Diluted EPS was $3.13, up 10% from 2024, and Adjusted EPS was $3.65, up 11% from 2024.

Net income margin/income from operations margin/adjusted income from operations margin[4]

10.9%/14.8%/17.5%

Net income margin and income from operations margin were 10.9% and 14.8%, respectively; adjusted income from operations margin was 17.5%, up from 17.1% in 2024.

Capital returned to shareholders

$401M

$401 million returned to shareholders
In 2025, we returned a total of $401 million to shareholders. $283 million was in the form of share repurchases and $118 million was in the form of quarterly cash dividends.

Cash generated from operations

$813M/$643M

(1)
Net revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

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| EXECUTIVE OFFICER COMPENSATION

(2)
Advanced Technology Solutions net revenues include revenues from solutions and services focused on data and AI, digital technology, advisory, and agentic solutions.
(3)
Adjusted EPS is a non-GAAP measure used by our management for reporting, budgeting and decision-making purposes. See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP diluted earnings per share to Adjusted EPS.
(4)
Adjusted income from operations margin is a non-GAAP financial measure used by our management for reporting, budgeting and decision-making purposes. See Exhibit 1 to this Proxy Statement for a reconciliation of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin.
Macroeconomic uncertainty and geopolitical tensions continued to affect business confidence and the markets in which we and our clients operate during 2025. Despite these challenges as well as an evolving competitive landscape, we had strong 2025 financial performance, including net revenue and Adjusted EPS growth, with particularly strong growth of 17% in our advanced technology solutions compared to 2024. In spite of this strong performance, 2025 pay outcomes were mixed, primarily because of the ambitious goals included in our 2025 performance-based compensation plans and the 2023 PSU awards. As described below under the headings “Annual cash bonus” and “Equity-based compensation—2025 Performance share unit awards” and “2023 Performance share unit awards,” our 2025 annual bonuses paid out below target for all of our NEOs, we achieved higher-than-target performance on the Adjusted EPS goal and lower-than-target performance on the revenue goal set for the first year under our three-year 2025 PSU awards, and our 2023 PSU awards, which had a performance period of January 1, 2023 to December 31, 2025, will vest at approximately 60% of the target number of shares subject to the awards.
Compensation objectives
The primary objectives of our compensation program for our executives, including our named executive officers, are to attract, motivate and retain highly talented individuals. Our compensation program is designed to incentivize and reward the achievement of our annual, long-term and strategic goals, such as growing revenues and improving profitability. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our target goals, with the ultimate objective of increasing shareholder value.
Our compensation committee is responsible for overseeing the goals and objectives of our executive compensation plans and programs. The compensation committee bases our executive compensation programs on the same objectives that guide us in administering the compensation programs for all of our employees globally:
•	Compensation is based on the individual’s level of job responsibility.
•	Compensation reflects the value of the job in the marketplace.
•	Compensation programs are designed to incentivize and reward performance, both on an individual and Company basis.
Our compensation committee considers risk when developing our compensation program and believes that the design of our current compensation program does not encourage excessive or inappropriate risk taking. For example, we believe that our annual cash bonus plan, which is based on a number of different performance measures together with a meaningful cap on the potential payout, deters executives from focusing exclusively on the specific financial metrics that might encourage excessive short-term risk taking. For 2025, our named executive officers were also granted PSU awards tied to the attainment of multiple performance goals over a three-year period (with a maximum payout of 240% of target) and RSU awards that vest ratably in equal one-third installments over a three-year period. We believe that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s share price. Additionally, these awards are subject to long-term vesting schedules, which help ensure that executives have significant value tied to long-term share price performance. See the sections titled “2025 Restricted share unit awards” and “2025 Performance share unit awards” for additional information.
In addition, we have implemented several policies that mitigate excessive risk-taking, including a clawback of compensation in the event of certain accounting restatements, share ownership guidelines and a prohibition on hedging or pledging our shares.

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| EXECUTIVE OFFICER COMPENSATION

What we do

What we don’t do

Executive compensation practices
We strive to maintain sound governance standards and compensation practices by continually monitoring the evolution of “best practices.” As in prior years, we incorporated many best practices into our 2025 compensation programs, including the following:

Align our executive pay with performance
Maintain a compensation clawback policy covering equity and cash incentive compensation of Section 16 officers in the event of an accounting restatement
Make payouts under our annual cash bonus plan only if threshold Company performance is met
Set challenging performance objectives for our PSU awards and annual cash bonus
Maintain a meaningful equity ownership policy for the CEO (6x base salary) and other NEOs (1x base salary)
Regularly review the relationship between NEO compensation and Company performance
Include caps on individual payouts in short- and long-term incentive plans
Maintain an independent compensation committee
Hold an annual “say-on-pay” advisory vote
Prohibit hedging and pledging of Company common shares
Retain an independent compensation consultant
Place a substantial majority of executive pay at risk
Regularly evaluate our share utilization and the dilutive impact of equity awards
Mitigate the potentially dilutive effect of equity awards through our share repurchase program
Include restrictive covenants in equity award agreements, with a “clawback” of equity in certain circumstances
Maintain a three-year performance period and cliff service vesting schedule for annual PSU awards
Offer contracts with multi-year guaranteed salary or bonus increases
Provide guaranteed retirement benefits or contribute to non-qualified deferred compensation plans
Provide tax gross-ups (except with respect to the reimbursement of relocation expenses)
Provide excessive perquisites
Grant equity awards with “single-trigger” change of control provisions
Pay dividends or dividend equivalents on unvested equity awards
Reprice or exchange underwater options without shareholder approval
Maintain special retirement plans exclusively for executive officers
Time the release of material non-public information to affect the value of executive compensation
Allow short sales or purchases of equity derivatives of our common shares by officers or directors

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| EXECUTIVE OFFICER COMPENSATION

Pay for performance philosophy
The core objective of our executive officer compensation program is to align pay and performance. We believe that as an employee’s level of responsibility increases, so should the proportion of total compensation opportunity that is structured in the form of short-term and long-term incentive opportunities. The compensation of our named executive officers for 2025 reflects both our 2025 performance and our commitment to providing executive compensation opportunities that are linked to Company performance, including progress on long-term strategic goals and shareholder value creation.
The material components of our compensation are (i) a fixed base salary and (ii) variable compensation comprised of (A) short-term incentive compensation under our performance-based annual cash bonus plan and (B) long-term incentive compensation in the form of equity awards, which since 2023 have been granted as annual PSU and RSU awards. The compensation committee believes that our current executive compensation structure strongly aligns our NEOs’ interests with those of our shareholders and creates an appropriate balance between performance- and time-based awards, discouraging excessive risk taking and supporting retention.
The charts below reflect the target mix of compensation components for our NEOs during fiscal year 2025, which reflects our pay-for-performance philosophy. In 2025, 91% of our CEO’s target direct compensation and 82% of our other NEOs’ target direct compensation was at-risk based on the achievement of company or individual objectives (annual bonus and PSUs) or share price performance (PSUs and RSUs) or both. In addition, 78% of our CEO’s total target compensation of approximately $10.1 million was in the form of long-term incentive compensation and approximately 64% (on average) of the total target compensation of our other named executive officers was in the form of long-term incentive compensation. For our CEO, 2025 target compensation excludes the one-time RSU award described under the section titled “2025 Restricted share unit awards.”

Shareholder engagement
We welcome and value the views and insights of our shareholders. We have ongoing communications with our shareholders in the normal course of business and evaluate all shareholder feedback. Leading up to and following our 2025 annual meeting, at which 92% of the shares voted on our say-on-pay proposal were voted in favor of our 2024 executive compensation practices, we conducted extensive shareholder outreach to better understand our shareholders’ perspectives on our compensation practices and to solicit their feedback. In the second quarter of 2025, we contacted shareholders owning more than 60% of our outstanding shares, including our top 10 shareholders, and we had discussions with or received written feedback from shareholders representing approximately 5% of our total shares then outstanding. The remaining shareholders from whom we solicited feedback in 2025 either declined to meet or did not respond to our inquiries.
This effort supplemented our ongoing communications and meetings with our investors throughout the year and focused on the Company’s compensation practices and philosophy, the alignment of our compensation program with our strategic direction and our ESG practices and philosophy.
Shareholder feedback and responsiveness
Based on shareholder feedback, our compensation committee evaluated and implemented several significant changes to our compensation practices in our 2023 compensation program, including eliminating time-based option grants and replacing them with

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| EXECUTIVE OFFICER COMPENSATION

annual RSU grants, increasing the length of the performance period for our PSU awards from one year to three years and including a relative TSR modifier in our PSU awards. These changes to our compensation practices have been well-received by our shareholders. Given the significant changes made in the 2023 compensation program, the positive feedback from our shareholders to those changes and our compensation committee’s view that consistency in compensation plan design creates better outcomes for the Company, employees and ultimately shareholders, no significant changes were made in our 2024 or 2025 compensation practices.
Our process
Our compensation committee is responsible for reviewing the performance and potential of each of our executive officers, including our named executive officers, approving the compensation level of each of our executive officers, establishing criteria for granting equity awards to our executive officers and other employees, approving such grants and combining the compensation elements for each executive in a manner we believe best fulfills the objectives of our compensation program. The compensation committee, which includes experienced directors who have served as members of the boards and compensation committees of other public companies, works closely with our CEO, discussing with him the Company’s overall performance, the CEO’s performance and his evaluation of and compensation recommendations for the other named executive officers. See the section titled “2025 target pay mix and pay positioning” below for further details.
The compensation committee then utilizes its judgment and experience in making all compensation determinations. The compensation committee’s determination of compensation levels is based upon what the members of the committee deem appropriate, considering information such as the factors listed above, as well as input from our CEO, shareholder feedback, publicly available information on compensation practices in our industry, and information and advice provided by compensation consultants.
Base salaries and target annual bonuses for 2025 were reviewed at the end of 2024 and adjustments were approved by the compensation committee for our named executive officers. Base salary and target bonus increases for 2025 were made effective January 1, 2025.
The performance goals for our 2025 annual bonus plan and the 2025 PSU awards were approved by the compensation committee in early 2025 based on expected financial performance for the full year 2025 and multi-year goals and reflected the Company’s strategic and operational short- and long-term priorities, including in the case of the PSU awards the Company’s multi-year goals for revenue and Adjusted EPS growth. The compensation committee determined at that time that the targets under our 2025 incentive compensation plans were challenging to achieve but attainable without taking excessive risk.
Role of CEO in compensation decisions
In late 2024, our CEO made recommendations to the compensation committee on adjustments to the base salaries and target bonuses of the other named executive officers for 2025 as well as grants of long-term incentive awards. After the end of the 2025 fiscal year, the compensation committee and the CEO discussed our business performance, his performance and his evaluation of the level of achievement of the individual objectives set forth in the 2025 bonus scorecards of the other named executive officers. The compensation committee took into consideration the CEO’s recommendations but made the final decisions on compensation as it deemed appropriate. The compensation committee, without the CEO present, determined the CEO’s 2025 compensation.
Role of consultants and advisors in compensation decisions
The compensation committee has the authority to retain and terminate an independent third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The compensation committee has periodically engaged an independent compensation consultant that advises on compensation trends and best practices, plan design, and the competitiveness of CEO compensation.
In connection with the compensation committee’s determination of Mr. Kalra’s compensation as CEO, the compensation committee reviewed materials prepared by FW Cook, an independent compensation consulting firm, setting forth FW Cook’s evaluation and recommendations regarding CEO compensation for 2025 using 2024 proxy data (the “CEO Compensation Proposal”). FW Cook’s analysis in the CEO Compensation Proposal was based on two peer groups (consolidated and set forth in the table below): (1) the peer group used by Institutional Shareholder Services (“ISS”) in its 2024 proxy analysis and benchmark policy voting recommendation report for the Company (the “ISS Peer Group”) and (2) a customized peer group of certain

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| EXECUTIVE OFFICER COMPENSATION

Company competitors (the “Customized Peer Group”). The CEO Compensation Proposal showed that our revenues ranked between the median and 75th percentile and our market capitalization at the median compared to the companies in the ISS Peer Group, and our revenues ranked between the 25th percentile and median, and our market capitalization ranked at the 21st percentile, compared to the companies in the Customized Peer Group.

Peer group companies for the CEO
ANSYS, Inc.	Euronet Worldwide, Inc.	The Western Union Company
Booz Allen Hamilton Holding Corporation	Gartner, Inc.	WEX Inc.
Broadridge Financial Solutions, Inc.	Jack Henry & Associates, Inc.	Cognizant Technology Solutions Corporation
CACI International Inc	MAXIMUS, Inc	ExlService Holdings, Inc.
Concentrix Corporation	NCR Voyix Corporation	Infosys Limited
Conduent Incorporated	Shift4 Payments, Inc.	Tata Consultancy Services Limited
Corpay, Inc.	Splunk Inc.	Wipro Limited
EPAM Systems, Inc.	SS&C Technologies Holdings, Inc.	WNS (Holdings) Limited
Equifax Inc.	Unisys Corporation

In establishing the 2025 compensation for our named executive officers other than the CEO, the compensation committee reviewed, for reference, materials prepared by Aon, a compensation consulting firm, for management in late 2024 showing peer group compensation levels and practices for the peer group set forth below.
In developing a peer group for our named executive officers other than the CEO, Aon included companies with which we compete for business and/or talent and companies in the broader technology industry and for which sufficient disclosure was available in publicly available proxy statements at the time of the review. In cases where the peer company data on comparable management positions was inadequate or insufficient, Aon also provided target compensation data from its published surveys for positions comparable to those of our executive officers (in terms of scope of responsibility).
At the end of 2024, the compensation committee considered the Company’s overall performance, the individual named executive officer’s performance, the CEO’s recommendation and the market data included in the materials provided by Aon to establish each element of the 2025 compensation for our named executive officers other than the CEO. In comparing our named executive officer compensation with that of the peer and survey group used by Aon, the compensation committee accounted for differences in revenue size and market capitalization between us and the companies in those groups by comparing the compensation of our named executive officers with the compensation paid by the peer and survey group companies to individuals with a similar scope of responsibility but not necessarily the same title. In addition, the compensation committee reviewed data presented by management for additional peers as appropriate by position. While the compensation committee relies on the peer and survey group analysis to provide market data and relevant trend information, it does not consider the analysis as a substitute for its collective business judgment.

Peer group companies for named executive officers other than the CEO*
Accenture plc	Gartner, Inc.	Wipro Limited
Akamai Technologies, Inc.	HCL Technologies Ltd.	WNS (Holdings) Limited
Capgemini S.A.	Infosys Limited
Cognizant Technology Solutions Corporation	International Business Machines Corporation
ExlService Holdings, Inc.	Tata Consultancy Services Limited

*	Differences in revenue size and market capitalization between us and companies in the peer group were accounted for by comparing roles with a similar scope of responsibility.

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2025 target pay mix and pay positioning
The compensation committee annually reviews the total direct compensation and pay mix for the CEO and each other named executive officer. In determining total compensation opportunities and the pay mix for our executives, the compensation committee considers many factors, including (i) our pay for performance compensation philosophy; (ii) competitive market data to provide a frame of reference for how our peer group companies set compensation opportunities; (iii) the nature and scope of the executive’s role at the Company; (iv) the individual’s performance, experience, skill set, tenure and institutional knowledge, contributions to the Company and impact to shareholder value; and (v) the retention value of the compensation.
While we do not have any pre-established allocation of the target pay mix, the compensation committee’s overall intent is to emphasize the variable, performance-based components of pay and, accordingly, we allocate a significant percentage of targeted total compensation in the form of PSUs and our annual performance-based bonus plan, payouts under both of which fluctuate with Company performance. Our long-term incentives for 2025 were in the form of PSUs and RSUs.
CEO compensation mix
Our CEO’s compensation is aligned with our performance and our shareholders’ interests. As indicated in the chart on page 32, 91% of our CEO’s target total direct compensation for 2025 was in the form of variable compensation, the ultimate value of which depends on achievement of annual and long-term financial goals or share price performance, or both, and was strongly linked to Company results. Only 9% of our CEO’s 2025 target compensation was in the form of fixed pay. Based on the peer benchmarking information included in the CEO Compensation Proposal, the compensation committee made the following decisions regarding Mr. Kalra’s target compensation as CEO for 2025:
•	His base salary was set at $925,000, which was between the 25th percentile and median compared to the companies in both the ISS Peer Group and the Customized Peer Group.
•	His annual target bonus opportunity was set at $1,375,000.
•
He was granted long-term incentive awards with a total target value of $7,820,000 consisting of an RSU award and a PSU award, each with a target value at grant of $3,910,000. The target value of his long-term incentive awards was between the 25th percentile and median compared to the companies in both the ISS Peer Group and the Customized Peer Group.

Accordingly, our CEO’s total target direct compensation for 2025 was set at $10,120,000. This total target direct compensation positions Mr. Kalra’s 2025 compensation between the 25th percentile and median compared to the companies in the ISS Peer Group and below the 25th percentile compared to the Customized Peer Group.
Other NEO compensation mix
For our other NEOs, we continued to maintain a compensation structure with a significant portion of total compensation at risk based on Company and share price performance. As indicated in the chart on page 32, approximately 82% of our other NEOs’ target total direct compensation for 2025 was in the form of variable compensation, the ultimate value of which depends on achievement of annual and long-term financial goals or share price performance, or both, and was strongly linked to Company results. Only 18% of our other NEOs’ 2025 target compensation was in the form of fixed pay.
Say-on-Pay vote
Each year, our compensation committee considers the outcome of our annual shareholder advisory vote on executive compensation when making decisions relating to the compensation of our named executive officers and our executive compensation programs and policies. At our 2025 annual meeting of shareholders, approximately 92% of the votes cast were in favor of the compensation of our named executive officers.

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For more information about shareholder feedback
and engagement, see the section titled “Shareholder
engagement” above. The compensation committee
will continue to take into account future shareholder
advisory votes on executive compensation, shareholder
feedback and other relevant market developments
affecting executive officer compensation to determine
whether any changes to our programs and policies
are warranted.

Frequency of “Say-on-pay” shareholder advisory vote
Based on the results of the “say-on-frequency” vote held at our 2023 annual meeting, at which approximately 98.5% of the votes submitted by our shareholders were in favor of holding an annual shareholder advisory “say-on-pay” vote, our board of directors has decided that shareholder advisory “say-on-pay” votes will occur annually. Our next “say-on-frequency” vote will be held at our 2029 annual meeting.
Compensation components
We regularly evaluate how to best compensate our executive officers, based upon market data and the extensive experience of our compensation committee with performance and retention practices. For fiscal 2025, our executive compensation program had three primary components, in addition to certain benefits and perquisites:
•	Base salary;
•	Short-term, performance-based incentive compensation, or our annual cash bonus plan; and
•	Long-term, performance- and time-based equity compensation in the form of PSUs and RSUs.
Base salary
Base salary is provided to ensure that we are able to attract and retain high-quality executives. It is intended to provide a fixed level of overall compensation that does not vary annually based on performance or changes in shareholder value. Base salary reflects the experience, knowledge, skills and performance records our NEOs bring to their positions and the general market conditions in the country in which they are located. In addition, we have entered into employment agreements with our NEOs, each of which specifies a minimum base salary. For a description of our NEOs’ employment agreements, see the section titled “—Narrative disclosure to summary compensation table and grants of plan-based awards table—Employment agreements with named executive officers” below.
Our compensation committee reviews the base salaries of our executives annually. The compensation committee determines changes in base salaries based on various factors, including the importance of the executive’s role in our overall business, the performance and potential of the executive, general Company performance, the market practices in the country where the named executive officer is located, and the executive’s current base salary relative to benchmarking data for the peer group companies. In connection with such review, our CEO provides compensation recommendations for our named executive officers, and the compensation committee considers the CEO’s recommendations in setting the executive officers’ base salaries.
The following table sets forth, for each of our named executive officers, such officer’s 2024 and 2025 base salary. Base salary changes for NEOs became effective on January 1 of each year other than in the case of Mr. Kalra’s 2024 base salary, which became effective February 9, 2024, the date he became our CEO.

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Executive	2024 base salary	2025 base salary
Balkrishan Kalra	$875,000	$925,000
Michael Weiner	$650,000	$670,000
Piyush Mehta(1)	$376,616	$377,664
Anil Nanduru	$625,000	$650,000
Riju Vashisht	$625,000	$650,000

(1)
All of our named executive officers’ base salaries are denominated in U.S. dollars other than Mr. Mehta, whose salary is denominated in Indian rupees. The amounts shown for Mr. Mehta were converted from Indian rupees at the rates of INR 1/$0.01197 for 2024 and INR 1/$0.01153 for 2025.

Annual cash bonus
Annual cash bonuses under our cash bonus plan are designed to reward our executives, including our named executive officers, for Company performance and our executives’ individual performance during the most recent year. Annual cash bonuses are directly linked to Company, segment and individual performance. Annual bonuses to our executives are payable only if threshold performance is attained. As in prior years, for 2025 the compensation committee established a bonus pool, which is funded based on the level of attainment of Company performance metrics (subject to a threshold level of performance). The compensation committee also established target bonuses for each NEO, with the actual bonus payable based on attainment of individual, Company and segment goals and adjusted based on the funding of the bonus pool.
Target bonuses
Under our annual cash bonus plan, each of our NEOs is eligible for a target bonus specified as, for each of our NEOs other than Mr. Kalra, a percentage of his or her base salary. For 2025, Mr. Kalra’s target bonus was set at $1,375,000 and our other named executive officers’ target bonuses were 100% of their base salaries. The compensation committee took into consideration the requirements under each of our named executive officer’s employment agreements in setting their bonus targets. See “—Narrative disclosure to summary compensation table and grants of plan-based awards table—Employment agreements with named executive officers.”
Bonus pool
At the beginning of 2025, the compensation committee established a target bonus pool for 2025 equal to the aggregate target bonuses for all of the senior vice presidents in the Company, including all of the named executive officers other than the CEO. The bonus pool was to be funded based on the Company’s 2025 adjusted income from operations (“AOI”) margin, revenue and employee engagement score performance, weighted 45%, 45% and 10%, respectively. The bonus pool funding was subject to an additional condition that if the Company’s AOI margin for 2025 was lower than a specified amount, the compensation committee could reduce the bonus pool funding, including to zero, to allow the Company to achieve a specified AOI margin for 2025.
The employee engagement metric used for the 2025 bonus pool was the Company’s employee engagement score for 2025, which is calculated by multiplying the Company’s overall employee response rate on its “Amber” platform, an AI-based tool that collects employee feedback and assesses employee sentiment, by the percentage of the Company’s Amber positive mood responses. As in prior years, the compensation committee believes that this employee engagement metric is meaningful because we have observed higher rates of attrition among employees who do not engage with the Amber platform. The potential bonus pool for 2025 ranged from 0% to 200% of target (with performance between the established levels determined on a straight-line basis), depending on the level of achievement of the AOI margin, revenue and employee engagement score goals and whether the threshold for each metric was met. If the Company achieved the threshold level of at least one of the three metrics, then the bonus pool would be funded based solely on the level of attainment of the metric(s) achieved at the threshold level. The aggregate level of attainment of the goals (based on the weighting of each goal) is referred to as the “Company Multiplier.”

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The table below sets out the threshold and outstanding performance levels as a percentage of the target performance level for each metric under our 2025 bonus plan:

Performance goal (weighting)	Threshold	Target	Outstanding
AOI margin (45%)	98%	100%	102%
Revenue (45%)	98%	100%	103%
Employee engagement score (10%)	93%	100%	107%

If the Company achieved at least the threshold levels of each of the AOI margin, revenue and employee engagement score goals, the potential range of the Company Multiplier (based on the level of attainment of each goal and the weighting of that goal) would be as follows:

Bonus pool performance level	Company multiplier (as a percentage of total target bonuses)
Threshold	50%
Target	100%
Outstanding	200%

For 2025, we achieved lower-than-target but higher-than-threshold performance on the revenue goal, and higher-than-target performance on the AOI margin and employee engagement score goals, resulting in a Company Multiplier of approximately 110%.
See Exhibit 1 to this Proxy Statement for information regarding how our calculation of AOI differs from United States Generally Accepted Accounting Principles (“GAAP”) net income, as well as for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure.
Bonus scorecards
In an effort to further link our executive officer compensation to measurable Company and individual performance, the actual bonus payable to each of our named executive officers is determined based on attainment of pre-established individual, Company and segment performance targets for each officer subject to the maximum bonus potential based on the level of AOI margin, revenue and employee engagement scores. We utilize a scorecard methodology that incorporates multiple financial and non-financial strategic performance indicators for each officer, with the financial performance metrics accounting for between 60% and 90% of the result. Financial performance metrics included metrics such as company revenue per headcount, revenue, AOI and gross profit margin and, in certain cases, segment revenue. Non-financial strategic performance metrics included talent and leadership development, talent engagement and retention and AI-led transformation.
The potential bonus payout based on the scorecard result ranges from 0% to 150% of target.
The compensation committee establishes the scorecard for the CEO, and the CEO establishes the scorecards for the other executive officers. At the time of establishing the individual scorecards, the goals in the scorecards were determined to be challenging. We believe that encouraging our named executive officers, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value reduces incentives to take excessive risk with respect to any single objective.
The compensation committee determines the level of attainment of the scorecard goals for each of our named executive officers, with our CEO providing input with respect to the named executive officers other than himself. Threshold performance on a given financial metric results in payment of 75% of the target bonus allocated to that metric. There is no threshold performance required for the non-financial metrics. The compensation committee determines the achievement of the non-financial goals in our NEOs’ scorecards as it deems appropriate given that many of these goals may not have numerical targets and may require the compensation committee to exercise judgment in evaluating progress made on complex strategic goals.

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The individual bonus amount for each named executive officer other than Mr. Kalra was determined based on the individual scorecard result and the size of the funded bonus pool (which was determined by multiplying the aggregate target bonuses of the bonus pool participants by the Company Multiplier of approximately 110%). The total of all bonus payouts under the plan must equal the funded pool, and the Company Multiplier is adjusted as a final step to match the pool funding.
Accordingly, the 2025 bonus for each named executive officer other than Mr. Kalra was determined as follows:
•	2025 target bonus multiplied by
•	individual scorecard achievement (0-150%) multiplied by
•	2025 Company Multiplier, as adjusted.
CEO bonus
Mr. Kalra’s bonus was determined based on his scorecard result and the Company Multiplier (approximately 110%). The Company Multiplier was not adjusted to determine Mr. Kalra’s bonus given that it is not funded out of the bonus pool for the other named executive officers and all senior vice presidents of the Company.
The 2025 bonus for our CEO was determined as follows:
•	2025 target bonus multiplied by
•	Individual scorecard achievement (0-150%) multiplied by
•	2025 Company Multiplier of approximately 110%.
The following table sets forth the 2025 target bonus and the 2024 and 2025 actual bonus payments for each of our named executive officers under our annual cash bonus plan.

Executive	2024 Payment	2025 Target bonus	2025 Payment
Balkrishan Kalra	$1,105,213	$1,375,000	$1,151,381
Michael Weiner	$591,995	$670,000	$498,324
Piyush Mehta(1)	$406,142	$377,664	$373,365
Anil Nanduru	$669,438	$650,000	$426,988
Riju Vashisht	$766,521	$650,000	$519,247

(1)
The amounts shown with respect to Mr. Mehta were denominated and paid in Indian rupees and have been converted from Indian rupees at the rates of INR 1/US$0.01197 for 2024 and INR 1/US$0.01153 for 2025.

Equity-based compensation
Our equity-based compensation program is designed to attract and retain highly qualified individuals, given that competition for talent is high in our industry, and to align the long-term interests of our executives with those of our shareholders. Equity-based compensation is subject to multi-year vesting requirements, which requires the continued service of our executives in order for them to realize gains.
For 2025, the annual equity component of our executive officer compensation was comprised of PSUs and RSUs.
Our compensation committee believes that a mix of annual PSUs and RSUs aligns with market practice among our peers and incentivizes growth without encouraging excessive risk taking.
In 2025, we granted PSUs and RSUs to all of our named executive officers. The PSUs represented between 34% and 42% of the total 2025 target compensation for our named executive officers, and the RSUs represented between 20% and 39% of the total 2025 target compensation for our named executive officers. We also granted a one-time RSU award to Mr. Kalra as set forth below under “2025 Restricted share unit awards.”

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2025 Restricted share unit awards
Except as described below, the RSUs we granted to our named executive officers in 2025 vest with respect to one-third of the shares underlying the award on January 10th each year from 2026 through 2028, subject to each named executive officer’s service through each vesting date. In addition, in the event of a named executive officer’s termination of service by reason of death, disability or retirement, a pro rata portion of such shares will vest based on the period of service through the termination date.
In December 2025, we granted an additional one-time RSU award to Mr. Kalra with a value of $6 million. This one-time RSU award vests with respect to one-third of the shares underlying the award on December 17th each year from 2026 through 2028, on the same terms and conditions described above with respect to the annual RSU awards granted to our NEOs. The compensation committee granted Mr. Kalra this award to promote retention and support Mr. Kalra’s continued focus on driving the Company’s strategic transition to agentic operations over the next several years. In making this award, the committee considered several factors, including Mr. Kalra’s strong leadership of the Company and execution of the GenpactNext strategy since taking over as CEO, having led the Company through a complex macro environment and driving strong financial results two years in a row. The committee also considered that the annualized value of this award, when combined with Mr. Kalra’s annual target total direct compensation, aligns his compensation more closely with the market median. In addition, this award is aligned to the interests of our long-term shareholders because it is 100% stock-based and its ultimate value is tied to the Company’s long-term share price.
2025 Performance share unit awards
Under the 2025 PSU awards, each of our named executive officers is eligible to receive shares based on the Company’s level of attainment of specified performance goals over a three-year performance period and such officer’s continued service through a service vesting period ending on March 10, 2028.
The performance goals for the 2025 PSUs were Adjusted EPS, weighted 50%, and revenue, weighted 50%. These performance goals were set in early 2025 at predetermined year-over-year growth rates relative to actual performance for the prior year for each of the three performance years from 2025 to 2027.
The 2025 PSUs include a relative Total Shareholder Return (“TSR”) modifier, adjusting the aggregate performance percentage of the awards from 0.8x to 1.2x based on our TSR performance relative to the S&P 400 (Midcap) Index over the three-year performance period. This structure ensures our leadership team remains accountable for sustained profitable growth and aligns executive compensation with shareholder value creation.
Under the 2025 PSU awards, there are three designated levels of attainment for each of the revenue and Adjusted EPS goals, as illustrated in the table below. The vesting percentage for performance between the established levels will be determined on a straight-line basis.

Performance Level	Vesting percentage
Below Threshold	0%
Threshold	50%
Target	100%
Outstanding	200%

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Vesting of either of the two performance tranches of the award (based on the two performance goals) depends on achievement of threshold performance for such tranche. Each tranche can vest independently of the other. Accordingly, failure to achieve the threshold level of one of the goals will negatively affect the aggregate vesting percentage at the end of the performance period but will not on its own prevent the awards from vesting with respect to the other goal, assuming achievement of the other performance goal at the threshold level or higher. In setting the performance goals for these awards, our compensation committee determined that the targets were challenging to achieve. The table below sets out the average threshold and outstanding performance levels over a three-year period, as a percentage of the target performance levels for each metric under our 2025 PSU awards:

Performance goal (weighting)	Threshold	Target	Outstanding
Adjusted EPS (50%)	98%	100%	103%
Revenue (50%)	98%	100%	103%

Each 2025 PSU award specifies a target number of PSUs and the performance goals for each year during the performance period. The number of common shares of the Company into which the 2025 PSU awards may convert (subject to a threshold level of performance relative to at least one goal and continued service through March 10, 2028) will be calculated by multiplying the number of target PSUs designated under the award by an aggregate performance percentage ranging from 0% to 200%, subject to adjustment depending on our relative TSR performance, as described below. The aggregate performance percentage will first be calculated as the average of the performance percentage for each of the three years in the performance period, and then adjusted by a relative TSR modifier, which can modify the aggregate performance percentage by between 0.8x and 1.2x depending on our TSR performance over the three-year performance period compared to the companies in the S&P 400 (Midcap) Index. A TSR that is in the 25th percentile or lower compared to the peer group will modify the aggregate performance percentage by 0.8x, while a TSR that is in the 75th percentile or higher compared to the peer group will modify the aggregate performance percentage by 1.2x, with straight-line interpolation applied to determine the modifier if our TSR is between the 25th and 75th percentiles. Accordingly, the number of common shares into which the 2025 PSUs may ultimately convert can range from 0% to 240% of the target number of shares subject to each award.
Based on our 2025 financial performance, we achieved higher-than-target performance on the Adjusted EPS goal and lower-than-target performance on the revenue goal set for the 2025 performance year in the awards. Vesting of the 2025 PSU awards will depend on the company’s performance in 2026 and 2027 against the targets set in the 2025 PSU awards for revenue and Adjusted EPS in those years, as described above, as well as the impact of the relative TSR modifier at the end of the performance period. In addition, in the event of a named executive officer’s termination of service by reason of death or disability, a pro rata portion of the target shares will vest upon such termination, and in the event of a named executive officer’s termination by reason of a qualifying retirement, a pro rata portion of the shares will vest based on actual performance at the end of the vesting period and the period of service through the termination date.

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The table below shows the total target value of each named executive officer’s 2025 long-term incentive award, the number of target shares subject to the PSU award component of each officer’s 2025 long-term incentive award and the number of RSUs granted to our named executive officers in 2025, including the one-time retention RSU award to Mr. Kalra described above. The target number of shares for the PSU awards and the number of shares for the RSU awards were determined by dividing the applicable dollar value of an award by the closing price of a Company common share on the grant date. The number of shares to be earned and issuable under each 2025 PSU award based on actual performance and service through March 10, 2028 will not be determinable until after the end of the performance period on December 31, 2027.

Executive	Total target value of 2025 LTI awards ($)	2025 PSU target shares (#)	2025 RSUs (#)
Balkrishan Kalra	13,820,000	78,782	203,912(1)
Michael Weiner	2,248,000	30,707	14,587
Piyush Mehta	2,068,000	23,957	17,711
Anil Nanduru	1,810,000	21,559	14,910
Riju Vashisht	1,803,000	21,489	14,839

(1)	Includes the one-time RSU award to Mr. Kalra granted in December 2025, as described above under “2025 Restricted share unit awards.”
2023 Performance share unit awards
The performance period for our 2023 PSUs, which ran from January 1, 2023 to December 31, 2025, is now complete. Based on our performance against the ambitious goals set for revenue and Adjusted EPS, weighted at 25% and 75%, respectively, over the performance period of the 2023 PSUs, the aggregate three-year performance achievement of these awards was approximately 66% of target. To determine vesting, the performance percentage was then adjusted based on our relative TSR performance compared to the companies in the S&P 400 (Midcap) Index at the beginning of the 2023 PSU performance period. Given our relative TSR positioning at the 39th percentile for the 2023 PSU performance period, a 0.91x modifier was applied to the aggregate performance percentage, and each 2023 PSU award will vest at approximately 60% of the target number of shares subject to the award, subject to service with the Company through March 10, 2026.
Total annual target compensation
The table below sets forth each NEO’s 2025 base salary, target bonus, the target value of such NEO’s 2025 annual long-term incentive awards (which were in the form of PSUs and RSUs) and such NEO’s total annual target compensation for 2025.

Executive	2025 base salary	2025 target bonus	Total target value of 2025 annual LTI awards(1)	Total annual target compensation
Balkrishan Kalra	$925,000	$1,375,000	$7,820,000	$10,120,000
Michael Weiner	$670,000	$670,000	$2,248,000	$3,588,000
Piyush Mehta(2)	$377,664	$377,664	$2,068,000	$2,823,328
Anil Nanduru	$650,000	$650,000	$1,810,000	$3,110,000
Riju Vashisht	$650,000	$650,000	$1,803,000	$3,103,000

(1)	Excludes the one-time retention RSU award to Mr. Kalra described in the section above titled “2025 Restricted share unit awards.”
(2)
All amounts shown for Mr. Mehta are dollar-denominated amounts. For Mr. Mehta, all amounts other than those shown under the “Total target value of 2025 annual LTI awards” column were paid or incurred in Indian rupees. The exchange rate used to calculate amounts reflecting such payments was INR 1/US$0.01153.

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Benefits and perquisites
We provide other benefits to our named executive officers that are generally available to other employees in the country in which the named executive officer is located. We also provide our named executive officers with certain modest perquisites that we believe are reasonable and consistent with market practices in the countries in which our named executive officers are located.
Such benefits and perquisites are intended to be part of a competitive overall compensation program. For more details on the benefits provided to our named executive officers, see “2025 Summary compensation table” and “Narrative disclosure to summary compensation table and grants of plan-based awards table” below. Our U.S.-based named executive officers are also eligible to participate in the Genpact LLC Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), as described in the section titled “Nonqualified deferred compensation plan” below.
Change of control and severance benefits
Under the terms of our equity incentive plan, in the event of a change of control, the PSU and RSU awards granted to our named executive officers in 2025 will accelerate unless the awards are assumed, continued or substituted. If the awards are assumed, continued or substituted, then they will continue to vest over the service period. Any assumed, continued or substituted PSU and RSU awards are subject to accelerated vesting in the event of the executive officer’s termination without cause within 24 months following a change of control in accordance with the terms of the 2025 awards.
We have entered into employment agreements with our named executive officers which provide for certain payments and benefits in the event of a termination of employment. The employment agreements with Ms. Vashisht and Messrs. Kalra, Mehta, Nanduru and Weiner also provide for partial accelerated vesting of equity awards upon certain qualifying terminations without a change of control and full acceleration upon certain qualifying terminations in connection with a change of control.
The severance payments and benefits were based on negotiations with each executive and are an important part of employment arrangements designed to retain such executives and provide certainty with respect to the payments and benefits to be provided upon certain termination events. For additional details about these payments and benefits and the partial acceleration of equity awards upon termination of employment due to death, disability or retirement, see “Narrative disclosure to summary compensation table and grants of plan-based awards table—Employment agreements with named executive officers,” “Restricted share unit Awards,” “Performance share unit awards” and “Potential payments upon termination or change of control.”
Policies and practices related to the grant of equity awards
We grant equity awards, including PSUs and RSUs, to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. We currently do not grant stock options, stock appreciation rights or similar option-like instruments, and only grant RSUs and PSUs. Equity grants are typically approved at regularly scheduled compensation committee meetings, and, unless a future effective date is specified, become effective as of the date of the meeting at which they are approved. The dates for our compensation committee meetings are generally scheduled months in advance. In certain cases, equity grants are approved by written consent outside of regularly scheduled compensation committee meetings and are effective as of the latest date a committee member signs the consent. Our compensation committee has delegated limited authority to the CEO and our Chief Human Resources Officer to jointly grant equity awards between regularly scheduled compensation committee meetings to individuals other than executive officers and directors, with prescribed per person and aggregate quarterly limitations.
During the last fiscal year, neither the board of directors nor the compensation committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Share ownership guidelines
The compensation committee recognizes the critical role that executive share ownership has in aligning the interests of management with those of shareholders and, in 2019, adopted share ownership guidelines that apply to all executive officers and directors. Prior to 2019, only our CEO was subject to a share ownership requirement. For more information about our director share ownership guidelines, see the section above titled “Director compensation.”

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Under our share ownership guidelines, all of our executive officers are required to acquire and hold Genpact common shares with a value of at least (i) in the case of the CEO, six times his base salary, and (ii) in the case of every other executive officer, such officer’s base salary. Each executive officer has a five-year phase-in period to meet the ownership requirements, measured from the later of the adoption of the guidelines in 2019 or the date such person became an executive officer or was promoted into a role that has a higher ownership requirement.
After the initial phase-in period, each executive officer who is not yet in compliance with the share ownership guidelines is required to retain 100% of the shares issued upon option exercises and vesting of RSUs and PSUs (net of any shares withheld or sold to cover withholding taxes and other applicable taxes) until the applicable ownership guideline is reached. Shares counted toward the ownership requirement consist of shares owned directly and shares owned jointly by the officer and the officer’s spouse or held in a trust established by the officer for the benefit of the officer and/or the officer’s family members. Unvested RSUs and PSUs and unexercised options do not count toward the ownership requirement.
As of December 31, 2025, all of our NEOs were in compliance with the ownership requirement applicable to them.
Compensation clawback policy
Effective October 2, 2023, our board adopted a compensation clawback policy that covers each of our Section 16 officers and is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual with respect to the mandatory recovery of certain specified financial-based incentive compensation in connection with specified accounting restatements, without regard to the fault of such officer. In addition, our compensation clawback policy also includes a potential recoupment of all forms of incentive compensation in the event that a Section 16 officer engages in certain specified improper conduct that in the discretion of the Committee contributed to the circumstances requiring such an accounting restatement. A copy of our compensation clawback policy is filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Insider trading policy
We have adopted an insider trading policy containing policies and procedures governing the purchase, sale, and/or other transactions of our securities by our directors, officers, employees and consultants. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. In addition, with regard to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws and any applicable exchange listing requirements. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
IRC section 162(m) compliance
Section 162(m) of the Internal Revenue Code limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Compensation paid to our named executive officers who qualify as covered employees under IRC section 162(m)(3) in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017. The compensation committee will continue to consider the tax impact of the Company’s compensation programs but reserves the right to pay compensation that is not tax deductible.

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2025 Summary compensation table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total compensation ($)
Balkrishan Kalra President, Chief Executive Officer and Director	2025	925,000	—	14,217,688	—	1,151,381	—	30,220(4)	16,324,289
	2024	861,680	—	8,889,291	—	1,105,213	—	23,278	10,879,462
	2023	750,000	—	2,674,735	—	505,122	—	22,384	3,952,241
Michael Weiner Senior Vice President, Chief Financial Officer	2025	670,000	—	2,402,994	—	498,324	—	17,822(5)	3,589,140
	2024	650,000	—	5,192,578	—	591,995	—	17,476	6,452,049
	2023	625,000	—	2,016,330	—	512,675	—	16,566	3,170,571
Piyush Mehta(10) Senior Vice President, Chief Human Resources Officer and Country Manager, India	2025	377,664	—	2,188,952	—	373,365	54,698(6)	7,851(7)	3,002,530
	2024	376,316	—	5,104,059	—	406,142	17,911	974	5,905,402
	2023	345,797	—	1,433,721	—	291,538	24,941	1,004	2,097,001
Anil Nanduru(11) Senior Vice President, Global Business Leader, Consumer & Healthcare and High Tech Software	2025	650,000	—	1,918,817	—	426,988	—	37,510(8)	3,033,315
	2024	625,000	—	4,548,118	—	669,438	—	21,357	5,863,913
Riju Vashisht(11) Senior Vice President, Chief Growth Officer and Global Business Leader, Enterprise Services and Partnerships and Alliances	2025	650,000	—	1,911,466	—	519,247	—	43,698(9)	3,124,411
	2024	625,000	—	4,548,118	—	766,521	—	19,130	5,958,769

(1)
The amount shown for Mr. Kalra and Mr. Nanduru includes an amount they elected to defer into the Deferred Compensation Plan, which is more fully described in the section titled “Nonqualified deferred compensation plan” below.

(2)
The amounts shown reflect the aggregate grant date fair value of (a) RSUs and (b) PSUs granted during the applicable year pursuant to our 2017 Omnibus Incentive Compensation Plan, including the one-time RSU award to Mr. Kalra described above, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718. The amounts for the PSUs do not reflect the realizable value of these awards based on our performance results for each period. The aggregate grant date fair value of the PSUs is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant dates. Assumptions used in the calculation of these amounts are included in Note 17, “Stock-based compensation,” to our audited consolidated financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC, the amounts shown for awards with performance- and service-based vesting conditions exclude the impact of estimated forfeitures. The performance period for the PSUs granted in 2023 is completed, and the number of shares underlying each such award has been determined. The performance periods for the 2024 PSUs ends

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on December 31, 2026 and for the 2025 PSUs ends on December 31, 2027 and, accordingly, the number of shares to be achieved under each such award is not yet determinable. The aggregate grant date fair values of the PSUs granted in 2025, assuming maximum attainment of the performance goals, are as follows: Mr. Kalra—$10,234,738; Mr. Weiner—$3,989,219; Mr. Mehta—$3,112,313; Mr. Nanduru—$2,800,794; and Ms. Vashisht—$2,791,701.
(3)	A portion of the amount shown for Mr. Kalra and the entire amount shown for Ms. Vashisht were deferred into the Deferred Compensation Plan at their elections.
(4)
The amount shown consists of the following payments and benefits to Mr. Kalra: (a) $6,528 in life insurance plan premiums, (b) $5,321 in costs related to our executive health examination program, (c) $14,000 in matching contributions to our 401(k) plan and (d) $4,371 in costs related to our executive wealth management benefit.

(5)	The amount shown consists of the following payments and benefits to Mr. Weiner: (a) $3,822 in life insurance plan premiums and (b) $14,000 in matching contributions to our 401(k) plan.
(6)
The amount shown represents the change in pension value with respect to the Gratuity Plan benefit for Mr. Mehta that is required to be provided to all employees in India pursuant to Indian law. Assumptions used in the calculation of this amount are included in Note 16, “Employee benefit plans,” to our audited consolidated financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K.

(7)	The amount shown consists of the following payments and benefits to Mr. Mehta: (a) $851 in life insurance plan premiums and (b) $7,000 in costs related to our executive wealth management benefit.
(8)
The amount shown consists of the following payments and benefits to Mr. Nanduru: (a) $3,189 in life insurance plan premiums, (b) $5,321 in costs related to our executive health examination program, (c) $14,000 in matching contributions to our 401(k) plan and (d) $15,000 in costs related to our executive wealth management benefit.

(9)
The amount shown consists of the following payments and benefits to Ms. Vashisht: (a) $6,377 in life insurance plan premiums, (b) $14,000 in matching contributions to our 401(k) plan, (c) $5,321 in costs related to our executive health examination program and (d) $18,000 in costs related to our executive wealth management benefit.

(10)
All amounts shown for Mr. Mehta other than the amount shown under the “Stock awards” column were denominated and paid or incurred in Indian rupees. The exchange rate used to calculate amounts reflecting such payments was INR 1/US$ 0.01153.

(11)	Mr. Nanduru and Ms. Vashisht were not NEOs in 2023, so no compensation information is provided for them for such year.

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2025 Grants of plan-based awards
The following table provides certain information regarding cash and equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2025. The equity awards were granted under the 2017 Omnibus Incentive Compensation Plan and the non-equity awards were granted under our 2025 annual cash bonus plan.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise price of option awards ($)	Grant date fair value of stock and option awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Balkrishan Kalra	3/11/2025	—	—	—	39,391	78,782	189,077	—	—	—	4,307,754
	3/11/2025	—	—	—	—	—	—	78,782	—	—	3,909,951
	12/17/2025	—	—	—	—	—	—	125,130	—	—	5,999,984
	—	—	1,375,000	4,125,000	—	—	—	—	—	—	—
Michael Weiner	3/11/2025	—	—	—	15,354	30,707	73,697	—	—	—	1,679,041
	3/11/2025	—	—	—	—	—	—	14,587	—	—	723,953
	—	150,750	670,000	1,876,000	—	—	—	—	—	—	—
Piyush Mehta	3/11/2025	—	—	—	11,979	23,957	57,497	—	—	—	1,309,955
	3/11/2025	—	—	—	—	—	—	17,711	—	—	878,997
	—	56,650	377,664	1,057,460	—	—	—	—	—	—	—
Anil Nanduru	3/11/2025	—	—	—	10,780	21,559	51,742	—	—	—	1,178,834
	3/11/2025	—	—	—	—	—	—	14,910	—	—	739,983
	—	195,000	650,000	1,885,000	—	—	—	—	—	—	—
Riju Vashisht	3/11/2025	—	—	—	10,745	21,489	51,574	—	—	—	1,175,006
	3/11/2025	—	—	—	—	—	—	14,839	—	—	736,460
	—	170,625	650,000	1,950,000	—	—	—	—	—	—	—

(1)
The amounts shown in this column represent the cash bonus opportunity range under our 2025 annual cash bonus plan, which is summarized under “Compensation discussion and analysis—Compensation components—Annual cash bonus” above. For the actual amounts paid to each named executive officer, see the “Non-equity incentive plan compensation” column of the “2025 Summary compensation table” above. Amounts shown in the “Threshold” column represent the payments that would result from attainment of threshold performance with respect to each of (a) the Company Multiplier, for which threshold performance is 50% of target, (b) the individual scorecard financial metrics, for which threshold performance is 75% of target for each metric (other than the AOI margin and Adjusted EPS metrics, both of which only had a target goal), and (c) the individual scorecard non-financial metrics, for which there is no minimum performance threshold and therefore threshold performance has been assumed at 0%. Amounts shown in the “Maximum” column represent the payments that would result from attainment of the highest level of performance with respect to both (a) the Company Multiplier, for which the maximum performance level is 200% of target, and (b) the overall individual scorecard result, for which the maximum performance level for each metric is 150% of target (other than for the AOI margin and Adjusted EPS metrics for which there was only a target goal with no threshold or outstanding goals for 2025). See “Compensation discussion and analysis—Compensation components— Annual cash bonus” above for a description of our annual bonus plan.

(2)
Represents PSU awards that may vest based on the level of attainment of the performance goals for the three-year performance period beginning January 1, 2025, subject to continued service through March 10, 2028. The actual number of shares issuable under the awards, if any (subject to continued service vesting), will not be determinable until after the end of the performance period. See “Compensation discussion and analysis—Compensation components—Equity-based compensation” above for a description of the awards.

(3)
Represents the grant date fair value of RSU and PSU awards granted during the fiscal year ended December 31, 2025, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of PSU awards is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives as of the grant date.

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Narrative disclosure to summary compensation table and grants of plan-based awards table
Employment agreements with named executive officers
Summarized below are the material terms of our employment agreements with our named executive officers.
Balkrishan Kalra. We entered into an amended and restated employment agreement with Mr. Kalra on November 8, 2023, which was effective as of February 9, 2024, in connection with his promotion to President and Chief Executive Officer and which superseded his previous employment agreement dated November 30, 2021. The employment agreement has an indefinite term and may be terminated by us or Mr. Kalra, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $875,000 and a target bonus of $1,100,000 for 2024. Mr. Kalra’s base salary was set at $925,000 and his target bonus was set at $1,375,000 for 2025. In addition, Mr. Kalra is entitled to benefits and perquisites generally available to our other employees and paid vacation in accordance with Company policy.
For purposes of Mr. Kalra’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Kalra’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Kalra.
In the event of Mr. Kalra’s termination for good reason or by the Company without cause, Mr. Kalra will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) two times Mr. Kalra’s base salary and (ii) the target bonus for the fiscal year in which the termination occurs, (b) a lump-sum payment in an amount equal to Mr. Kalra’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Kalra’s then outstanding time-based options, time-based RSUs and PSUs will vest, in the case of options and RSUs, on the termination date and, in the case of PSUs, as of the end of the service period for such PSUs, with respect to the number of shares that would have vested had Mr. Kalra continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Kalra’s outstanding time-based options, time-based RSUs and PSUs will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Mr. Kalra’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Kalra will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
Michael Weiner. On July 16, 2021, we entered into an employment agreement with Mr. Weiner, effective as of August 2, 2021, in connection with his appointment as our Chief Financial Officer. The employment agreement has an indefinite term and may be terminated by us or Mr. Weiner, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $600,000 and a target bonus of 100% of annual base salary. Mr. Weiner’s base salary was set at $670,000 for 2025. In addition, Mr. Weiner is entitled to benefits and perquisites generally available to our employees and four weeks of paid vacation per year.
For purposes of Mr. Weiner’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Weiner’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Weiner.

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Pursuant to the terms of the employment agreement, Mr. Weiner was granted the following equity awards on August 10, 2021:
•
an option covering 298,864 common shares. The option vested and became exercisable with respect to 50% of the shares subject to the option on August 2, 2024 and the remaining 50% of the shares subject to the option will vest and become exercisable on August 2, 2026, provided Mr. Weiner remains in employment or service with the Company through such date.

•	an RSU award covering 39,169 common shares. The RSUs vested in two equal successive annual installments upon completion of each year of service on August 2, 2022 and 2023, respectively.
•	a 2021 PSU award covering a target number of 19,584 common shares that vested on January 10, 2024.
In the event of Mr. Weiner’s termination for good reason or by the Company without cause, Mr. Weiner will receive severance benefits that consist of a cash payment equal to the sum of (a) 12 months of his then current base salary, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Mr. Weiner’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Weiner’s then outstanding time-based options, time-based RSUs and PSUs will vest, in the case of options and RSUs, on the termination date and, in the case of PSUs, as of the end of the service period for such PSUs, with respect to the number of shares that would have vested had Mr. Weiner continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Weiner’s outstanding time-based options, time-based RSUs and PSUs will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Mr. Weiner’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Weiner will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
Piyush Mehta. On November 24, 2021, we entered into an employment agreement with Mr. Mehta. The employment agreement has an indefinite term and may be terminated by us or Mr. Mehta, subject to the severance provisions described below. The employment agreement provides for an annual base salary of 25,440,000 Indian rupees (approximately $342,578 as of such date) and a target bonus of 100% of annual base salary. For 2025, Mr. Mehta’s base salary was set at INR 32,754,800 (approximately $377,664). In addition, Mr. Mehta is entitled to benefits and perquisites generally available to our other senior executives and employees based in India and paid vacation in accordance with Company policy.
For purposes of Mr. Mehta’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Mehta’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Mehta. In the case of termination without cause, the Company may terminate Mr. Mehta’s employment upon 30 days’ notice or pay in lieu thereof, and in the case of termination for cause, the Company may terminate Mr. Mehta’s employment immediately.
In the event of Mr. Mehta’s termination for good reason or by the Company without cause, Mr. Mehta will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) 6 months of Mr. Mehta’s base salary and (ii) one week of Mr. Mehta’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Mr. Mehta’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Mehta’s then outstanding time-based options, time-based RSUs and PSUs will vest, in the case of options and RSUs, on the termination date and, in the case of PSUs, as of the end of the

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service period for such PSUs, with respect to the number of shares that would have vested had Mr. Mehta continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Mehta’s outstanding time-based options, time-based RSUs and PSUs will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Mr. Mehta’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Mehta will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
Anil Nanduru. On November 23, 2021, we entered into an employment agreement with Mr. Nanduru. The employment agreement has an indefinite term and may be terminated by us or Mr. Nanduru, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $470,000 and a target bonus of 100% of annual base salary. Mr. Nanduru’s base salary was set at $650,000 for 2025. In addition, Mr. Nanduru is entitled to benefits and perquisites generally available to our other employees and paid vacation in accordance with Company policy.
For purposes of Mr. Nanduru’s employment agreement, the term “good reason” means a material reduction in the nature of Mr. Nanduru’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Mr. Nanduru.
In the event of Mr. Nanduru’s termination for good reason or by the Company without cause, Mr. Nanduru will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) 6 months of Mr. Nanduru’s base salary and (ii) one week of Mr. Nanduru’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Mr. Nanduru’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for himself, his spouse and his eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Mr. Nanduru’s then outstanding time-based options, time-based RSUs and PSUs will vest, in the case of options and RSUs, on the termination date and, in the case of PSUs, as of the end of the service period for such PSUs, with respect to the number of shares that would have vested had Mr. Nanduru continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Mr. Nanduru’s outstanding time-based options, time-based RSUs and PSUs will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Mr. Nanduru’s payments upon termination of employment described above are subject to his execution of a release of all claims against us and our affiliates. In addition, Mr. Nanduru will be subject to certain non-competition and non-solicitation covenants for one year after the termination of his employment.
Riju Vashisht. On November 23, 2021, we entered into an employment agreement with Ms. Vashisht. The employment agreement has an indefinite term and may be terminated by us or Ms. Vashisht, subject to the severance provisions described below. The employment agreement provides for an annual base salary of $470,000 and a target bonus of 100% of annual base salary. Ms. Vashisht’s base salary was set at $650,000 for 2025. In addition, Ms. Vashisht is entitled to benefits and perquisites generally available to our other employees and paid vacation in accordance with Company policy.

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For purposes of Ms. Vashisht’s employment agreement, the term “good reason” means a material reduction in the nature of Ms. Vashisht’s authorities or duties or a material reduction in base salary, which has not been cured by us within 30 days following notice to us of such event by Ms. Vashisht.
In the event of Ms. Vashisht’s termination for good reason or by the Company without cause, Ms. Vashisht will receive severance benefits that consist of a cash payment equal to the sum of (a) (i) 6 months of Ms. Vashisht’s base salary and (ii) one week of Ms. Vashisht’s base salary for each year of service with the Company up to a maximum of 12 weeks, payable in installments over 12 months, (b) a lump-sum payment in an amount equal to Ms. Vashisht’s pro-rated target bonus for the year of termination based on the period of employment in the year of termination and (c) a lump sum payment equal to the cost of acquiring health benefits for herself, her spouse and her eligible dependents for 18 months following termination.
In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in our 2017 Omnibus Incentive Compensation Plan), Ms. Vashisht’s then outstanding time-based options, time-based RSUs and PSUs will vest, in the case of options and RSUs, on the termination date and, in the case of PSUs, as of the end of the service period for such PSUs, with respect to the number of shares that would have vested had Ms. Vashisht continued in service for a period of 12 months following the termination date (the “Additional Shares”). All time-based options may be exercised for any Additional Shares vesting under the time-based option and any previously-vested shares for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
In the event such termination occurs within 24 months following a change of control, Ms. Vashisht’s outstanding time-based options, time-based RSUs and PSUs will vest in full on the termination date (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously-vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option).
Ms. Vashisht’s payments upon termination of employment described above are subject to her execution of a release of all claims against us and our affiliates. In addition, Ms. Vashisht will be subject to certain non-competition and non-solicitation covenants for one year after the termination of her employment.
Incentive compensation plans
We adopted our 2017 Omnibus Incentive Compensation Plan, or the 2017 Plan, on May 9, 2017 as a successor to our 2007 Omnibus Incentive Compensation Plan, or the 2007 Plan. The 2017 Plan was amended and restated in April 2019 and approved by our shareholders at our 2019 annual general meeting. The 2017 Plan was subsequently amended and restated in April 2022 and approved by our shareholders at our 2022 annual general meeting. No grants may be made under the 2007 Plan after the date of adoption of the 2017 Plan. Grants that were outstanding under the 2007 Plan as of the Company’s adoption of the 2017 Plan remain subject to the terms of the 2007 Plan.
Restricted share unit awards
The RSUs granted to our named executive officers in 2025 under the 2017 Plan vest with respect to one-third of the shares underlying the award on January 10th of each year from 2026 through 2028, subject to each NEO’s service through each vesting date, except for the one-time RSU granted to Mr. Kalra in December 2025, which is described above under “Equity-based compensation—2025 Restricted share unit awards.”
The awards may be assumed, substituted or continued in connection with a change of control and continue to vest based on the vesting requirements of the awards. If not assumed, substituted or continued, then the awards will vest in full and become payable at the time of the change of control. An RSU award will vest in full in the event of a participant’s termination by the Company without cause within 24 months following a change of control of the Company in connection with which the award is assumed, continued or substituted.
Additionally, RSUs will vest on a pro-rated basis with respect to the number of shares that would have vested on the vesting date after an NEO’s termination date in the event of such officer’s termination by reason of death, disability or retirement prior to full vesting of the award. As described above, under the employment agreements for our NEOs, the RSUs are also subject to partial acceleration upon certain involuntary terminations without a change of control.

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The RSUs (and any shares issued thereunder or proceeds from the sale of such shares) are subject to potential forfeiture in the event of a breach of restrictive covenants.
Performance share unit awards
The PSU awards granted to our named executive officers in 2025 under the 2017 Plan vest based on the Company’s attainment of the Adjusted EPS and revenue goals measured each year in the performance period beginning January 1, 2025 and ending December 31, 2027, the impact of a relative TSR modifier and the individual’s continued service with the Company through March 10, 2028. Each award specifies a target number of PSUs. The number of common shares of the Company issuable upon vesting of the PSUs is calculated by multiplying the number of target PSUs designated under the award by a performance percentage ranging from 0% to 240%, including the potential impact of the relative TSR modifier.
Under each award, the goals are weighted 50% to Adjusted EPS performance and 50% to revenue performance during each of the three years in the performance period, and there are three designated levels of attainment: threshold, target and outstanding. Each of the two performance goals under the 2025 awards is independent, such that failure of the Company to achieve the threshold performance level for one goal will affect the overall vesting percentage but will not prevent the awards from vesting with respect to the other goal for which threshold performance was attained, assuming at least one of the two goals is met at the threshold level at a minimum. See the section titled “Equity-based compensation—2025 Performance share unit awards” above for more information.
If a change of control of the Company occurs prior to the end of the performance period on December 31, 2027, the number of shares issuable under each 2025 PSU award will be at the target level. If a change of control of the Company occurs after the end of the performance period but before the end of the service vesting period on March 10, 2028, the number of shares issuable will be based on actual performance. The awards may be assumed, substituted or continued in connection with a change of control and continue to vest based on the service vesting requirements of the awards. If not assumed, substituted or continued, then the awards will vest in full (at target or based on actual performance, as applicable) and become payable at the time of the change of control. A PSU award will vest in full in the event of a participant’s termination by the Company without cause within 24 months following a change of control of the Company in connection with which the award is assumed, continued or substituted.
Additionally, each of the PSU awards will vest on a pro-rated basis based on the target number of shares in the event of the recipient’s termination by reason of death or disability and based on actual performance in the event of the recipient’s termination by reason of retirement during the service period. As described above, under the employment agreements for our NEOs, the PSU awards are subject to partial acceleration upon certain involuntary terminations without a change of control.
Our PSU award agreements include a clawback provision that provides that we have the right to terminate the award and cancel any shares issued under the award and be paid any proceeds received by a named executive officer from the sale of shares issued under the award if such officer has breached any restrictive covenant contained in any agreement with the Company during employment or during the one-year period following termination of employment or if the Company is required to prepare an accounting restatement for any part of the performance period due to material noncompliance with financial reporting requirements under the U.S. federal securities laws which the Company determines is the result of fraud, negligence, or intentional or gross misconduct by the participant.
Change of control
Pursuant to the 2007 Plan and the 2017 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of the Company, existing awards may be assumed, substituted or continued. If the awards are not assumed, substituted or continued, then:
•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;
•
all performance units and cash incentive awards will be paid out as if target performance levels had been attained, but pro-rated based on the portion of the performance period that elapses prior to the change of control; and

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•
all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

The treatment of outstanding PSU awards in the event of a change of control is described above for the 2025 PSU awards.
Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:
•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;
•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;
•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or
•
an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 25%.

Retirement benefits
We provide our employees in the United States with a tax-qualified defined contribution 401(k) plan, pursuant to which employees may elect to defer pre-tax salary amounts up to the limits set by the Internal Revenue Code. We match 100% of the first 4% of salary deferred by our employees under the 401(k) plan up to the IRS-defined limit for qualified plans.
In India, we maintain a Gratuity Plan, which is a defined benefit plan, and a Provident Fund Plan, which is a defined contribution plan, each as required under applicable law.
Nonqualified deferred compensation
The Deferred Compensation Plan provides a select group of management or highly compensated employees, which includes our U.S.-based named executive officers, with the opportunity to defer their base salary and their qualifying bonus compensation pursuant to the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also provides for discretionary employer contributions. See the section titled “Nonqualified deferred compensation plan” below for a description of the Deferred Compensation Plan.

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2025 Outstanding equity awards at fiscal year end
The following table provides information regarding each outstanding equity award held by our named executive officers as of December 31, 2025.

Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Balkrishan Kalra	2,800(2)	—	27.65	3/31/2026	—	—	—	—
	70,000(3)	—	24.74	3/29/2027	—	—	—	—
	70,000(4)	—	31.50	4/1/2028	—	—	—	—
	432,261(5)	—	27.70	1/9/2029	—	—	—	—
	93,862(6)	93,862(6)	39.97	3/3/2031	—	—	—	—
	51,706(7)	51,706(7)	52.12	1/9/2032	—	—	—	—
	—	—	—	—	—	—	44,927(8)	2,101,685
	—	—	—	—	5,264(9)	246,250	—	—
	—	—	—	—	—	—	96,848(10)	4,530,549
	—	—	—	—	64,566(11)	3,020,397	—	—
	—	—	—	—	—	—	78,782(12)	3,685,422
	—	—	—	—	78,782(13)	3,685,422	—	—
	—	—	—	—	125,130(14)	5,853,581	—	—
Michael Weiner	149,432(15)	149,432(15)	51.06	8/9/2031	—	—	—	—
	—	—	—	—	—	—	28,650(8)	1,340,247
	—	—	—	—	5,730(9)	268,049	—	—
	—	—	—	—	—	—	43,496(10)	2,034,743
	—	—	—	—	52,678(11)	2,464,277	—	—
	—	—	—	—	—	—	30,707(12)	1,436,473
	—	—	—	—	14,587(13)	682,380	—	—
Piyush Mehta	276,167(5)	—	27.70	1/9/2029	—	—	—	—
	32,381(16)	32,382(16)	44.26	3/28/2031	—	—	—	—
	27,576(7)	27,577(7)	52.12	1/9/2032	—	—	—	—
	—	—	—	—	—	—	24,180(8)	1,131,140
	—	—	—	—	2,789(9)	130,469	—	—
	—	—	—	—	—	—	33,441(10)	1,564,370
	—	—	—	—	45,773(11)	2,141,261	—	—
	—	—	—	—	—	—	15,718(17)	735,288
	—	—	—	—	—	—	23,957(12)	1,120,708
	—	—	—	—	17,711(13)	828,521	—	—

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Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Anil Nanduru	107,981 (18)	—	43.94	2/18/2030	—	—	—	—
	37,050 (6)	37,051(6)	39.97	3/3/2031	—	—	—	—
	31,023 (7)	31,024(7)	52.12	1/9/2032	—	—	—	—
	—	—	—	—	—	—	22,920(8)	1,072,798
	—	—	—	—	2,369(9)	110,822	—	—
	—	—	—	—	—	—	29,890(10)	1,398,254
	—	—	—	—	38,868(11)	1,818,245	—	—
	—	—	—	—	—	—	15,718(17)	735,288
	—	—	—	—	—	—	21,559(12)	1,008,530
	—	—	—	—	14,910(13)	697,490	—	—
Riju Vashisht	107,981(18)	—	43.94	2/18/2030	—	—	—	—
	37,050(6)	37,051(6)	39.97	3/3/2031	—	—	—	—
	31,023(7)	31,024(7)	52.12	1/9/2032	—	—	—	—
	—	—	—	—	—	—	22,920(8)	1,072,198
	—	—	—	—	2,369(9)	110,822	—	—
	—	—	—	—	—	—	29,890(10)	1,398,254
	—	—	—	—	38,868(11)	1,818,245	—	—
					—	—	15,718(17)	735,288
					—	—	21,489(12)	1,005,255
	—	—	—	—	14,839(13)	694,168	—	—

(1)	Represents the aggregate market value of the shares subject to the award calculated using the NYSE closing price of our common shares on December 31, 2025.
(2)	This option was granted on April 1, 2016 and fully vested on January 10, 2021.
(3)	This option was granted on March 30, 2017 and fully vested on January 10, 2022.
(4)	This option was granted on April 2, 2018 and fully vested on April 2, 2023.
(5)	This option was granted on January 10, 2019 and fully vested on January 10, 2024.
(6)
This option was granted on March 4, 2021 and vested with respect to 50% of the option on January 10, 2024. The remaining 50% of the option will vest on January 10, 2026, subject to continued service through the vesting date.

(7)
This option was granted on January 10, 2022 and vested with respect to 50% of the option on January 10, 2025. The remaining 50% of the option will vest on January 10, 2027, subject to continued service through the vesting date.

(8)
Represents a PSU award granted on March 15, 2023 that vests based on the level of attainment of three-year performance goals for the 2023, 2024 and 2025 calendar years and continued service through March 10, 2026. The number of shares issuable under this PSU award will not be determined until after the end of the performance period on December 31, 2025, so the target number of shares has been used to estimate the number of shares subject to this award.

(9)	Represents an RSU award granted on March 15, 2023 that vests in three equal installments on January 10, 2024, 2025 and 2026, subject to continued service through each vesting date.

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(10)
Represents a PSU award granted on March 13, 2024 that vests based on the level of attainment of three-year performance goals for the 2024, 2025 and 2026 calendar years and continued service through March 10, 2027. The actual number of shares issuable under the award, if any (subject to continued service vesting), will not be determinable until after the end of the performance period.

(11)	Represents an RSU award granted on March 13, 2024 that vests in three equal installments on January 10, 2025, 2026 and 2027, subject to continued service through each vesting date.
(12)
Represents a PSU award granted on March 11, 2025 that vests based on the level of attainment of three-year performance goals for the 2025, 2026 and 2027 calendar years and continued service through March 10, 2028. The actual number of shares issuable under the award, if any (subject to continued service vesting), will not be determinable until after the end of the performance period.

(13)	Represents an RSU award granted on March 11, 2025 that vests in three equal installments on January 10, 2026, 2027 and 2028, subject to continued service through each vesting date.
(14)	Represents an RSU award granted on December 17, 2025 that vests in three equal installments on December 17, 2026, 2027 and 2028, subject to continued service through each vesting date.
(15)
This option was granted on August 10, 2021 and vested with respect to 50% of the option on August 2, 2024. The remaining 50% will vest on August 2, 2026, subject to continued service through the vesting date

(16)
This option was granted on March 29, 2021 and vested with respect to 50% of the option on January 10, 2024. The remaining 50% will vest on January 10, 2026, subject to continued service through the vesting date.

(17)
Represents a PSU award granted on June 26, 2024 that vests based on the level of attainment of three-year performance goals for the 2024, 2025 and 2026 calendar years and continued service through March 10, 2027. The actual number of shares issuable under the award, if any (subject to continued service vesting), will not be determinable until after the end of the performance period.

(18)	This option was granted on February 19, 2020 and fully vested on February 19, 2025.

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2025 Option exercises and stock vested
The following table provides information regarding exercises of Company options and vesting of stock awards for each of our named executive officers during the fiscal year ended December 31, 2025.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Balkrishan Kalra	53,600	916,916	41,334(2)	1,791,416
Michael Weiner	—	—	36,878(2)	1,598,293
Piyush Mehta	50,000	553,850	30,512(2)	1,322,390
Anil Nanduru	—	—	23,935(2)	1,037,343
Riju Vashisht	—	—	25,852(2)	1,120,426

(1)	Represents the aggregate value of the shares acquired upon exercise, net of the exercise price paid for acquiring the shares.
(2)	These shares vested and were issued, net of shares withheld for taxes, on January 10, 2025 pursuant to PSU awards granted in March 2022 and RSU awards granted in March 2023 and March 2024.
2025 Pension benefits
The following table provides information about certain pension benefits provided to our named executive officers for the fiscal year ended December 31, 2025.

Name	Plan name	Number of years credited service (#)	Present value of projected benefit obligation ($)(1)(2)	Payments during last fiscal year ($)
Balkrishan Kalra	—	—	—	—
Michael Weiner	—	—	—	—
Piyush Mehta	Gratuity Plan for Indian Employees	24	207,849	—
Anil Nanduru	—	—	—	—
Riju Vashisht	—	—	—	—

(1)
We are required to provide all Indian employees with benefits under a Gratuity Plan, which is a defined benefit plan. Assumptions used in the calculation of this amount are included in Note 16—”Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K.

(2)	The foreign exchange rate used to calculate amounts in this table is INR 1/US$0.01153.

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Nonqualified deferred compensation plan
The following table sets forth certain information with respect to our Deferred Compensation Plan as of December 31, 2025 for our named executive officers who were eligible and elected to participate.

Name	Executive contributions in 2025 ($)(1)	Company contributions in 2025 ($)	Aggregate earnings in 2025 ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/2025 ($)(3)
Balkrishan Kalra	1,412,536	—	1,048,501	—	10,200,027
Michael Weiner	—	—	—	—	—
Piyush Mehta	—	—	—	—	—
Anil Nanduru	162,332	—	187,082	—	1,289,088
Riju Vashisht	519,247	—	—	—	519,247

(1)
Contributions are included in the Summary compensation table under the “Salary” and “Non-equity incentive plan compensation” columns for Mr. Kalra, under the “Salary” column for Mr. Nanduru and under the “Non-equity incentive plan compensation” column for Ms. Vashisht. Non-equity incentive plan awards were earned with respect to fiscal 2025 but awarded after the end of the fiscal year and, accordingly, the deferred amounts were contributed to the Deferred Compensation Plan in 2026. This column excludes amounts contributed in 2025 but earned with respect to fiscal 2024.

(2)
Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid. Because the deferrals of non-equity incentive plan compensation earned with respect to fiscal 2025 did not occur until after the end of the fiscal year, no earnings on these amounts are included in this column.

(3)	For Mr. Kalra and Ms. Vashisht, includes contributions of non-equity incentive plan compensation that was earned with respect to fiscal 2025 but contributed to the Deferred Compensation Plan in 2026.
The Deferred Compensation Plan provides a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) of Genpact LLC and participating affiliates, including our U.S.-based named executive officers, the opportunity to defer from 1% up to 80% of their base salary and from 1% up to 100% of their qualifying bonus compensation (or such other minimums or maximums as determined by the administrator of the Deferred Compensation Plan). Participant deferrals are 100% vested at all times. The Deferred Compensation Plan also allows discretionary supplemental employer contributions by Genpact USA, Inc. (the “Member”), in the Member’s sole discretion, to be credited to some or all participant accounts. Discretionary supplemental employer contributions, if made, will be subject to a two-year vesting schedule (50% vesting on the one-year anniversary of approval of the contribution and 50% vesting on the second year anniversary of approval of the contribution, subject in each case to the participant’s continuing service) or such other vesting schedule as determined by the Member at the time the contribution is approved.
A participant’s compensation deferrals and discretionary supplemental employer contributions (if any) will be credited or debited with notional investment gains and losses equal to the experience of selected hypothetical investment funds offered under the Deferred Compensation Plan and elected by the participant. The administrator of the Deferred Compensation Plan has the discretion to establish procedures by which the participants can change their investment elections among the available alternatives. Currently, participants can change their elections on a daily basis, subject to excessive trading limits.
A participant may elect to receive his or her deferred compensation and earnings thereon either (a) in a specified year or (b) following separation from service, in a single sum or in annual installments over a period of up to 15 years.
If a participant does not make an election with respect to the timing and/or form of payment, the deferred compensation will be paid in a lump sum upon participant’s separation from service. Any supplemental employer contribution will be paid upon a participant’s separation from service in the form of payment elected by the participant, unless otherwise designated by the Member at the time the contribution is authorized. Pursuant to the terms of the Deferred Compensation Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, limited cashouts, payment of taxes, certain limited offsets to satisfy debt due to the Company, failure of the Plan to meet statutory requirements and termination of the Deferred Compensation Plan.

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Potential payments upon termination or change of control
Below is a description of the potential payments and benefits that would be provided to our named executive officers upon termination of their employment or a change of control under their employment agreements and award agreements under the Incentive Compensation Plans.
Employment agreements with named executive officers
We have entered into agreements with our named executive officers that provide for certain payments and benefits to be paid upon certain terminations of employment. See “Narrative disclosure to summary compensation table and grants of plan-based awards table—Employment agreements with named executive officers” above for a description of these provisions.
Incentive compensation plans
The treatment of outstanding equity awards granted to our named executive officers in 2025 in the event of certain terminations of employment and/or a change of control is described above under “Narrative disclosure to summary compensation table and grants of plan-based awards table—“Restricted share unit awards” and “Performance share unit awards.”
The treatment of outstanding equity awards granted to our named executive officers in 2025 in the event of certain terminations of employment is the same as with respect to the 2024 grants.

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Termination and change of control potential payments and benefits table
The amounts disclosed in the table below are based on the payments and benefit costs that would have been incurred by the Company if the named executive officer’s employment had terminated as of the last business day of the fiscal year ended December 31, 2025. The amounts included below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. Where applicable, the value of one of our common shares on December 31, 2025 was $46.78, which was the closing market price of our common shares on the NYSE on such date.

						Change of control(2)
Name	Involuntary termination without cause ($)	Involuntary termination for cause or voluntary termination other than death, disability or retirement ($)	Termination with good reason(1) ($)	Termination due to retirement ($)	Termination due to death or disability ($)	Accelerated vesting upon qualifying termination or if award not assumed, substituted or continued by the acquiring entity ($)	Award assumed, substituted or continued by the acquiring entity ($)
Balkrishan Kalra
Cash Severance	4,600,000(3)	—	4,600,000(3)	—	—	—	—
Equity Treatment	6,845,906(8)	—	6,845,906(8)	—(10)	11,286,657(4)	23,762,507(5)	—
Health and Welfare(6)	43,091	—	43,091	—	—	—	—
TOTAL	11,488,997	—	11,488,997	—	11,286,657	23,762,507	—
Michael Weiner
Cash Severance	1,340,000(7)	—	1,340,000(7)	—	—	—	—
Equity Treatment	2,537,879(8)	—	2,537,879(8)	—(10)	4,903,199(4)	8,226,169(5)	—
Health and Welfare(6)	43,091	—	43,091	—	—	—	—
TOTAL	3,920,969	—	3,920,969	—	4,903,199	8,226,169
Piyush Mehta
Cash Severance	653,659(7)(9)	—	653,659(7)(9)	—	—	—	—
Equity Treatment	2,242,652(8)	—	2,242,652(8)	—(10)	4,515,034(4)	7,733,360(5)	—
Health and Welfare(6)	240(9)	—	240(9)	—	—	—	—
TOTAL	2,896,542	—	2,896,542	—	4,515,034	7,733,360	—
Anil Nanduru
Cash Severance	1,125,000(7)	—	1,125,000(7)	—	—	—	—
Equity Treatment	2,152,955(8)	—	2,152,955(8)	—(10)	4,083,177(4)	7,093,144(5)	—
Health and Welfare(6)	42,973	—	42,973	—	—	—	—
TOTAL	3,320,928	—	3,320,928	—	4,083,177	7,093,144	—
Riju Vashisht
Cash Severance	1,125,000(7)	—	1,125,000(7)	—	—	—	—
Equity Treatment	2,151,833(8)	—	2,151,833(8)	—(10)	4,080,962(4)	7,086,548(5)	—
Health and Welfare(6)	14,210	—	14,210	—	—	—	—
TOTAL	3,291,043	—	3,291,043	—	4,080,962	7,086,548	—

(1)	See definitions of “good reason” in “Narrative disclosure to summary compensation table and grants of plan-based awards table—Employment agreements with named executive officers.”

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(2)	The following terms apply to outstanding awards in the event of a change of control:
⯀	outstanding awards may be assumed, substituted or continued, in which case there is no accelerated vesting of the awards;
⯀
PSUs, options and RSUs granted to our NEOs vest in full upon a termination without cause or for good reason (a “qualifying termination”) within 24 months following a change of control in which the awards are assumed, substituted or continued; and

⯀	If outstanding awards are not assumed, substituted or continued, then they vest in full upon a change of control.
(3)
Amount represents the payment of an amount equal to the sum of (i) two times Mr. Kalra’s annual base salary of $925,000, (ii) his annual target bonus for the fiscal year of termination, which was $1,375,000 in 2025, and (iii) his pro-rated target bonus for 2025.

(4)
Amount represents the estimated value of accelerated vesting of a prorated portion of unvested (i) PSUs granted in 2023, 2024 and 2025, calculated based on target performance, and (ii) RSUs granted in 2023, 2024 and 2025, with respect to the number of shares that would have vested on the next vesting date.

(5)	Amount represents the estimated value of accelerated vesting of all outstanding and unvested equity awards granted to the NEO.
(6)
For each NEO, this amount represents the estimated value of providing the NEO and the NEO’s dependents with health benefits for the period defined in such NEO’s employment agreement following the date of termination at the same level of coverage provided to our senior executives based in the same jurisdiction. The amounts are calculated based on the present value of the maximum liability with respect to each NEO and such NEO’s dependents under our applicable benefit plan in effect as of December 31, 2025.

(7)
Amount represents (i) for Mr. Weiner, the sum of 12 months of his base salary and his pro-rated target bonus for 2025, and (ii) for Ms. Vashisht and Messrs. Nanduru and Mehta, the sum of (a) six months of such NEO’s base salary, (b) one additional week of salary for each year of employment with the Company (up to a maximum of 12 additional weeks) and (c) such NEO’s pro-rated target bonus for 2025.

(8)
Amount represents the estimated value of accelerated vesting of the portion of all outstanding unvested (i) PSUs, (ii) RSUs and (iii) Company options, in each case that would have vested within 12 months after the termination date of December 31, 2025 had the NEO continued in service with the Company through such date.

(9)	This amount was converted from Indian rupees at the rate of INR 1/US$0.01153.
(10)	None of our NEOs currently qualify for retirement treatment under the terms of our equity award agreements.

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CEO pay ratio
For 2025, CEO total annual compensation for purposes of determining the CEO pay ratio was $16,324,289, and the total annual compensation (taking into account a cost-of-living adjustment for wages paid to employees outside the U.S.) for our median employee, located in India, was $30,810, resulting in a pay ratio of 530:1. We have employees in more than 35 countries, and more than 95% of our employees are located outside of the U.S. Most of these non-U.S. employees are based in India and other countries in which wage levels have historically been significantly lower than wage levels in the U.S. and Western Europe for comparably skilled professionals.
We used the following methodology and assumptions to identify the median employee and calculate the annual total compensation of the median-paid employee:
•
We selected October 1, 2025 as the date on which to determine our median employee. As of that date, we had more than 147,000 active, full-time employees, of which only approximately 4,800 were located in the U.S.

•
SEC regulations allow employers to identify the median based on a consistently applied compensation measure, or CACM. We used (A) annualized base salary plus (B) target bonus or other incentive compensation as our CACM because these two elements are consistently available across all countries where we have employees.

•
We ranked this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Kalra, whether employed on a full-time, part-time, or seasonal basis.

•	We converted amounts paid in foreign currencies to the U.S. dollar based on the applicable 2025 average exchange rates.
As permitted by SEC rules, we performed two separate calculations in identifying our median employee: one involved making a cost-of-living-adjustment (“COLA”) for individuals employed outside of the U.S. and Puerto Rico, and one did not employ a COLA for those individuals. We performed the COLA based on the figures available as of the determination date of October 1, 2025 from the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate, available at http://data.worldbank.org/indicator/PA.NUS.PPPC.RF. Using the COLA, we determined that our median employee was an employee working in India as discussed above. The exchange rate we used to convert our median employee’s compensation to the U.S. dollar for 2025 was 1 Indian rupee to 0.01153 U.S. dollar, and based on the most recent figures available from the World Bank Price Level Ratio of PPP Conversion Factor (GDP) to market exchange rate, available at http://data.worldbank.org/indicator/PA.NUS.PPPC.RF, a COLA of 1 to 0.242 was applied to this individual’s U.S. dollar-converted annual total compensation. Performing the median employee identification analysis without employing a cost-of-living adjustment, we determined that the 2025 annual total compensation for a different median employee, also located in India, was $8,680, resulting in a pay ratio of 1,881:1. The exchange rate we used to convert such employee’s 2025 compensation to the U.S. dollar was 1 Indian rupee to 0.01153 U.S. dollar. Because our median employee is located in India and our CEO is based in the U.S, our CEO pay ratio is higher than it would be if our employee base were concentrated primarily in the U.S., or if most of our employees, including our CEO, were employed in the same jurisdiction.
We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, our pay ratio may not be comparable to the pay ratios reported by other companies.

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| EXECUTIVE OFFICER COMPENSATION

Pay versus performance
The table below shows the following information for the past five fiscal years: (i) total compensation for our principal executive officer (PEO) and, on average, our other named executive officers (non-PEO NEOs) as disclosed in the Summary compensation table above; (ii) the “compensation actually paid” to our PEO and, on average, to our non-PEO NEOs, calculated as required by SEC pay versus performance rules; (iii) our total shareholder return (TSR); (iv) the TSR of the peer group we use for purposes of Item 201(e) of Regulation S-K; (v) our net income; and (vi) our revenue. We selected revenue as the most important measure linking compensation actually paid to our NEOs for 2025 to Company performance because it is a primary metric in our annual non-equity incentive compensation plan, our 2025 PSU awards and our named executive officers’ 2025 bonus scorecards, as described in more detail in the section titled “Compensation discussion and analysis.”
“Compensation actually paid” does not represent the value of cash and Company common shares received by our NEOs during the year, but rather is an amount calculated in accordance with SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, the “compensation actually paid” amounts disclosed below differ from the compensation actually received by our NEOs.
Pay versus performance table

							Value of initial fixed $100 investment based on:
Year	Summary compensation table total for Mr. Kalra(1)	Summary compensation table total for Mr. Tyagarajan(2)	Compensation actually paid to Mr. Kalra(3)	Compensation actually paid to Mr. Tyagarajan(3)	Average summary compensation table total for non-PEO NEOs(4)	Average compensation actually paid to non-PEO NEOs(3)	TSR(5)	Peer group TSR(5)	Net income (in $ ‘000)	Revenue (in $ ‘000)
2025	16,324,289	—	18,215,755	—	3,187,349	4,440,268	121	112	552,494	5,079,879
2024	10,879,462	134,784	13,951,365	1,062,439	6,045,033	7,779,439	109	135	513,670	4,767,139
2023	—	9,987,346	—	(3,766,657)	3,083,329	(1,862,570)	87	124	631,255	4,476,888
2022	—	4,166,783	—	694,298	2,976,115	2,224,062	114	100	353,404	4,371,172
2021	—	6,646,011	—	27,436,323	4,275,935	8,907,805	130	152	369,448	4,022,211

(1)	Represents the total compensation of our PEO, Balkrishan Kalra, as reported in the Summary compensation table for 2024 and 2025.
(2)	Represents the total compensation of our former PEO, N.V. Tyagarajan, as reported in the Summary compensation table for 2021, 2022, 2023 and 2024.
(3)
SEC rules require certain adjustments be made to the Summary compensation table totals to determine “compensation actually paid” as reported in the Pay versus performance table above. The following table details the applicable adjustments that were made to determine “compensation actually paid” to our PEO and, on average, our non-PEO NEOs for each year reported in the table:

	Executive(s)	Summary compensation table total ($)	Subtract: reported value of equity awards granted during the year ($)	Add: year-end fair value of unvested equity awards granted during the year ($)	Add: change in fair value of outstanding and unvested equity awards granted in prior years ($)	Add: change in fair value of equity awards granted in prior years that vested during the year ($)	Compensation actually paid ($)
2025	Mr. Kalra	16,324,289	14,217,688	14,369,484	1,701,185	38,484	18,215,755
	Non-PEO NEOs	3,187,349	2,105,557	2,223,431	891,852	243,193	4,440,268

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(4)
Represents the average of the total compensation of each of our non-PEO NEOs as reported in the Summary compensation table for each year indicated. The non-PEO NEOs included in this calculation for each reported year are as follows:

⯀	2025 and 2024: Michael Weiner, Piyush Mehta, Anil Nanduru and Riju Vashisht;
⯀	2023: Michael Weiner, Balkrishan Kalra, Piyush Mehta and Kathryn Stein;
⯀	2022: Michael Weiner, Balkrishan Kalra, Darren Saumur and Kathryn Stein; and
⯀	2021: Michael Weiner, Edward Fitzpatrick, Balkrishan Kalra, Darren Saumur and Kathryn Stein.
(5)
TSR was determined assuming an initial fixed investment of $100 on December 31, 2020. The peer group TSR represents the TSR of the peer group disclosed in our Annual Report on Form 10-K in accordance with Item 201(e) of Regulation S-K and consists of Accenture plc, Cognizant Technology Solutions Corp., ExlService Holdings, Inc., Infosys Technologies Limited, Wipro Technologies Limited, and WNS (Holdings) Limited. WNS (Holdings) Limited was acquired by Capgemini SE in 2025. Accordingly, performance data for WNS (Holdings) Limited is included only through September 30, 2025.

Most important measures linking compensation actually paid during 2025 to Company performance
Listed below in no particular order are the most important measures we used to link compensation actually paid to our NEOs for 2025 to Company performance. For further information regarding these performance measures and their function in our executive compensation program, please see the section in this Proxy Statement titled “Compensation discussion and analysis.”

2025 Most important measures (unranked)
• Revenue	• AOI margin
• Adjusted EPS	• Employee engagement score

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Relationship between compensation actually paid to our NEOs and company performance
The following graphs further illustrate the relationship between the pay and performance figures that are included in the Pay versus performance table above by comparing how our TSR (and the TSR of our peer group), net income and revenue, respectively, compare to the compensation actually paid to our NEOs for the years shown. As noted above, the amounts of “compensation actually paid” as used in this section and in the following graphs were calculated in accordance with SEC rules and do not represent the compensation actually received by our NEOs during the applicable years.

Compensation actually paid vs. TSR
Compensation Actually Paid (CAP) in $M
TSR
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
$200
$150
$100
$50
$0
$152.3
$129.5
$114.3
$100.1
$124.1
$86.9
$134.5
$109.30
$120.9
$112.3
2021
2022
2023
2024
2025
PEO
Average of Non-PEO NEOs
TSR
Peer Group TSR

Compensation actually paid vs. Net Income
Compensation Actually Paid (CAP) in $M
Net Income in $M
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
$700
$600
$500
$400
$300
$200
$100
$0
$369
$353
$631
$514
$552
2021
2022
2023
2024
2025
PEO
Average of Non-PEO NEOs
Net Income

Compensation actually paid vs. Revenue
Compensation Actually Paid (CAP) in $M
Revenue in $B
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$4.02
$4.37
$4.48
$4.77
$5.08
2021
2022
2023
2024
2025
PEO
Average of Non-PEO NEOs
Revenue

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Securities authorized for issuance under equity compensation plans
The following table provides information about the securities authorized for issuance under the 2017 Omnibus Incentive Compensation Plan, the 2007 Omnibus Incentive Compensation Plan and the Genpact Employee Stock Purchase Plans as of December 31, 2025.

Plan category	Number of shares to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights(2)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)(3)
Equity compensation plans approved by shareholders	10,041,747	$35.20	8,940,873
Equity compensation plans not approved by shareholders	—	—	—
Total	10,041,747	$35.20	8,940,873

(1)
The number of shares issuable under the 2023, 2024 and 2025 PSUs will not be determined until after the end of the performance periods on December 31, 2025, December 31, 2026 and December 31, 2027, respectively, so the target number of shares subject to each award has been used to estimate the number of shares issuable under such awards upon completion of the respective service periods. Amounts in this column exclude (i) shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) shares issuable in 2026 under RSUs that vested as of December 31, 2025.

(2)	The weighted average exercise price does not take into account RSUs, PSUs, or purchase rights under the Company’s Employee Stock Purchase Plans.
(3)
The amounts in this column are comprised of (i) 981,209 shares reserved for issuance under the Company’s Employee Stock Purchase Plans and (ii) 7,959,664 shares available for issuance under the Company’s 2017 Omnibus Incentive Compensation Plan.

Compensation committee interlocks and insider participation
During fiscal 2025, Mmes. Franklin, Lindstrom and Morken and Messrs. Hinshaw and Madden served as members of our compensation committee. No member of our compensation committee was at any time during fiscal 2025, or formerly, an officer or employee of Genpact Limited or any subsidiary of Genpact Limited. No member of our compensation committee had any relationship with us during fiscal 2025 requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.
During fiscal 2025, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee.
Compensation committee report
The compensation committee has reviewed and discussed the Compensation discussion and analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and such discussions, the compensation committee recommended to the Company’s board of directors that the Compensation discussion and analysis be included in this proxy statement.
By the compensation committee of the board of directors of Genpact Limited.
Carol Lindstrom, Chair
Tamara Franklin
John Hinshaw
James Madden
CeCelia Morken

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Board recommendation
The board recommends that you vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

Proposal No. 2 —
Non-binding vote on executive compensation
The Company’s shareholders are entitled to vote at the annual general meeting to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, our board of directors or the compensation committee.
Although the vote is non-binding, our board of directors and the compensation committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s executive officers. At the past three annual general meetings of our shareholders held in May of each of 2023, 2024 and 2025, the results of the shareholder advisory votes supported our executive compensation programs, with approximately 93%, 91% and 92% of the votes, respectively, having been cast for the approval of the compensation of our named executive officers.
Our shareholders are given the opportunity to vote on an advisory, non-binding basis on the compensation of our named executive officers annually. The next opportunity for our shareholders to vote on such a proposal will be at the 2027 annual general meeting of our shareholders. As described in the section titled “Compensation discussion and analysis,” our executive compensation program has a strong pay-for-performance alignment and is designed to reward the achievement of our annual, long-term and strategic goals, such as increasing profitability, growing revenues and deepening client relationships. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value. Shareholders are urged to read the foregoing “Compensation discussion and analysis” section of this proxy statement, which more thoroughly discusses how we believe our compensation policies and procedures complement our compensation philosophy. Our board of directors and our compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement.
We are asking our shareholders to vote for the following resolution:
“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation discussion and analysis section, the various compensation tables and the accompanying narrative discussions.”

67	2026 Proxy Statement

Audit matters
Report of the audit committee
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2025 and has discussed these financial statements with our management and independent registered public accounting firm.
The audit committee has also received from, and discussed with, KPMG, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.
Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from Genpact.
Based on its discussions with management and the independent registered public accounting firm, and its review of the information provided by management and the independent registered public accounting firm, the audit committee recommended to our board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
By the audit committee of the board of directors of Genpact Limited.
Mark Verdi, Chair
Laura Conigliaro
Tamara Franklin
Nicholas Gangestad
CeCelia Morken
Brian Stevens

68	2026 Proxy Statement

Board
recommendation
The board of directors believes that the appointment of KPMG as our independent registered public accounting firm is in the Company’s best interests and the best interests of our shareholders and therefore recommends a vote “FOR” approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 3 —
Approval of appointment of independent registered public accounting firm
Our audit committee has selected KPMG as our independent registered public accounting firm for the current fiscal year. KPMG has served as our independent registered public accounting firm since October 1, 2004. If this proposal is not approved at our 2026 annual meeting, our audit committee will reconsider its selection of KPMG. Representatives of KPMG are not expected to be present at the annual meeting.
Independent registered public accounting firm fees and other matters
The following table presents the aggregate fees for services rendered by KPMG, our independent registered public accounting firm, for the fiscal years ended December 31, 2025 and 2024.

	Fiscal 2025	Fiscal 2024
	($ in thousands)
Audit fees	$3,348	$3,475
Audit-related fees	1,376	1,208
Tax fees	320	321
All other fees	84	31
Total fees	$5,128	$5,035

Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, review of our interim consolidated financial statements, issuance of comfort/consent letters related to notes offerings, and audit services provided in connection with other statutory or regulatory filings. Audit-related fees consist primarily of assurance and related services. Assurance and related services mainly include SOC 1 (ISAE 3402) attestation and certification for submission to statutory and regulatory authorities. Tax fees include fees for professional services for tax compliance, assessment support and advisory services. All other fees include fees for services provided other than the services reported above.
Audit committee’s pre-approval policy and procedures
The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. From time to time, the audit committee may pre-approve services that are expected to be provided to Genpact by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the audit committee, management or the independent registered public accounting firm report to the audit committee regarding services actually provided to Genpact.
During fiscal 2025, no services were provided to Genpact by KPMG other than in accordance with the pre-approval policies and procedures described above.

69	2026 Proxy Statement

Important information about the annual general meeting and voting
What is the purpose of the annual meeting?
At the annual meeting, shareholders will consider and act on the following matters:
1	To elect ten (10) directors to hold office until the next annual election or until their successors are duly elected and qualified;
2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;
3	To approve the appointment of KPMG Assurance and Consulting Services LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Who can vote?
To be able to vote, you must have been a shareholder of record at the close of business on February 27, 2026. This date is the record date for the annual meeting.
Shareholders of record at the close of business on February 27, 2026 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 169,762,710.
How many votes do I have?
Each common share of Genpact that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.
Is my vote important?
Your vote is important regardless of how many common shares you own. Please take the time to read the instructions below and vote. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

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| Important Information about the Annual General Meeting and Voting

How do I vote?
If you are a record holder of Genpact shares, you may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting. If you hold your shares in “street name,” refer to the information in “Can I vote if my shares are held in ‘street name’?” below on how to vote your shares.
You may submit your proxy to vote online. If you have Internet access, you may submit your proxy to vote your shares from any location as described in the Notice.
You may submit your proxy to vote by telephone. If you request printed copies of the proxy materials, you may submit your proxy to vote your shares by telephone by calling 1 800-652-VOTE (8683) from within the US, US territories and Canada by following the instructions in the Notice.
You may submit your proxy to vote by mail. If you request printed copies of the proxy materials, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the postage-prepaid envelope provided. You do not need to put a stamp on the envelope provided if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3.
You may vote by scanning the QR code. You may vote your shares by scanning the QR code located in the Notice.
You may vote in person. If you attend the meeting at the location set forth in the accompanying Notice of 2026 Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. If you attend the meeting in person, you will need to bring an acceptable form of photo identification, such as a driver’s license or passport, along with evidence of your ownership of shares of the Company as of the record date.
Why did I receive a notice regarding the availability of proxy materials instead of printed copies of these materials in the mail?
In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to shareholders over the Internet. Most shareholders are receiving by mail the Notice, which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading, and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail), the Notice contains instructions on how to do so. Shareholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.
Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares online or by telephone?
Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:
•	submitting another proxy to vote with a later date online, by telephone or by scanning the QR code;
•	signing and delivering another proxy with a later date to our Corporate Secretary, c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, NY 10175;
•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or
•	voting in person at the meeting.
Your attendance at the meeting alone will not revoke your proxy.

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| Important Information about the Annual General Meeting and Voting

Can I vote if my shares are held in “street name?”
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting online or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.
If the shares you own are held in “street name” by a bank or brokerage firm, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on April 23, 2026. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.
What is a broker non-vote?
Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under NYSE rules, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.
All proposals other than the approval of KPMG as the Company’s independent registered public accounting firm for fiscal year 2026 are non-routine matters and, therefore, common shares held in “street name” will not be voted with respect to these proposals without voting instructions from the beneficial owners. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.
What constitutes a quorum?
In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of 2026 Annual General Meeting, we will have a quorum if at least two shareholders are present in person or by proxy who hold or represent more than 50 percent of the outstanding shares entitled to vote, or at least 84,881,356 shares. Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.
If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.
What vote is required for each item?
For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the board of directors that would have been filled by the director nominee will become vacant. The board of directors has the ability to fill any vacancy upon the recommendation of its nominating and governance committee.
How will votes be counted?
Each common share will be counted as one vote according to the instructions contained on a properly completed proxy, whether submitted by mail, online, by telephone or on a ballot voted in person at the annual meeting. Shares will not be voted in respect of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes. If the shareholder signs and submits but does not indicate voting instructions on the proxy card, the proxies will have the authority to vote in respect of all proposals.

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| Important Information about the Annual General Meeting and Voting

Who will count the votes?
Computershare, our transfer agent, will serve as independent vote tabulator and will count the votes. Our Chief Legal Officer, Sydney Schaub, has been appointed by the board of directors as the Inspector of Election and will certify the results of the voting.
How does the board of directors recommend that I vote on the proposals?
The board of directors recommends that you vote:
FOR the election of the ten (10) directors listed under Proposal No. 1 to hold office until the next annual election or until their successors are duly elected and qualified;
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
FOR the approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Will any other business be conducted at the meeting or will other matters be voted on?
The board of directors does not know of any other matters that may properly come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail, online or by telephone, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.
Where can I find the voting results?
We will report the voting results in a current report on Form 8-K within four business days of the 2026 annual meeting.
How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2027 annual general meeting?
Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. If you are interested in submitting a proposal for inclusion in the proxy statement for the 2027 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2027 Annual General Meeting of Shareholders at the New York City address set forth below no later than November 11, 2026.
Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.
A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:
•
a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;
•	the class and number of shares of our share capital which are owned and of record by the shareholder;
•
a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

73	2026 Proxy Statement

| Important Information about the Annual General Meeting and Voting

•
a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

Our bye-laws also contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not less than 120 days nor more than 150 days prior to the date of the proxy statement released to shareholders in connection with the prior year’s annual meeting.
A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:
•	the name and record address of the shareholder and the owner;
•	the class and number of shares of our share capital which are owned beneficially and of record by the shareholder;
•
a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•
a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:
•	the name, age, business address and residence of such proposed nominee;
•	the principal occupation or employment of the proposed nominee;
•	the class, series and number of shares of the Company beneficially owned by such nominee;
•	particulars which would, if such proposed nominee were appointed as a director, be required to be included in the Company’s register of Directors and Officers;
•
all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act; and

•	the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
In addition to satisfying the advance notice procedure in our bye-laws with regard to shareholder proposals related to the nomination of candidates for election as directors, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than February 22, 2027. If the date of the 2027 Annual General Meeting of Shareholders changes by more than 30 calendar days from the date of the 2026 Annual General Meeting of Shareholders, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 Annual General Meeting of Shareholders or the 10th calendar day following public announcement by the Company of the date of the 2027 Annual General Meeting of Shareholders.
Any proposals, nominations or notices should be sent to:
Genpact LLC
521 Fifth Avenue, 14th Floor
New York, New York 10175
Attention: Corporate Secretary

74	2026 Proxy Statement

| Important Information about the Annual General Meeting and Voting

What are the costs of soliciting these proxies?
We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail, but our directors, officers and select other employees may also solicit proxies by telephone, e-mail or other means of communication without additional remuneration. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
Will the 2025 financial statements be presented at the annual meeting?
Yes. At the annual meeting we will present the audited consolidated financial statements for the fiscal year ended December 31, 2025, as required by Bermuda law. Copies of these financial statements are included in our Annual Report on Form 10-K.
How can I obtain a copy of the company’s annual report on Form 10-K?
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available on our website at www.genpact.com. If you would like a copy of our Annual Report on Form 10-K, we will send you one without exhibits at no charge. Please contact:
Genpact LLC
521 Fifth Avenue, 14th Floor
New York, New York 10175
Attention: Corporate Secretary
Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement, nor is it incorporated herein.
Householding of annual meeting materials
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of each of our proxy statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: c/o Genpact LLC, 521 Fifth Avenue, 14th Floor, New York, New York 10175, Attention: Corporate Secretary, or by telephone at (212) 896-6601. If you would like to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or by telephone at (212) 896-6601.

75	2026 Proxy Statement

Other matters
Our board of directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented at the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

76	2026 Proxy Statement

Management hopes that shareholders will attend the meeting.
Whether or not you plan to attend, you are urged to submit your proxy to vote your shares online by following the instructions in the Notice, or, if you request printed copies of the proxy materials, by mail or by telephone. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally at the meeting even though they have sent in their proxies.

Electronic submission of proxies for voting
If you own your common shares of record, you may submit your proxy to vote your shares online at www.envisionreports.com/G by following the instructions in the Notice. Proxies submitted online must be received by 1:00 a.m., Eastern Daylight Time, on April 23, 2026.
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote online or by telephone, instructions for which will be provided by your bank or brokerage firm on your vote instruction form.

77	2026 Proxy Statement

Exhibit 1
Reconciliation of non-GAAP financial measures to GAAP financial measures
This Proxy Statement includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:
•	Adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of our GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.
Given our acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 we have used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for our internal management reporting, budgeting and decision-making purposes, including comparing our operating results to those of our competitors. For the same reasons, since April 2016 we have excluded the impairment of acquired intangible assets from the financial statements we use for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. We also use financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” we believe that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between our operating results and those of other companies.
Additionally, in our calculations of non-GAAP financial measures, we have adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because we believe that our results after taking into account these adjustments more accurately reflect our ongoing operations. In our calculations of adjusted diluted earnings per share, we add back stock-based compensation expense, amortization and impairment of acquired intangible assets, and acquisition-related expenses along with the related tax impact of other adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.
We provide information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of our true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
Accordingly, we believe that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with our reported results, can provide useful supplemental information to our investors and our management regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these

E-1	2026 Proxy Statement

| Exhibit 1

non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangible assets. We compensate for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.
The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the years ended December 31, 2024 and 2025:
Reconciliation of net income/margin to adjusted income from operations/margin
(In thousands)

	Year ended December 31,
	2024	2025
Net income	$513,670	$552,494
Foreign exchange (gains) losses, net	(2,937)	(7,390)
Interest (income) expense, net	47,214	49,597
Income tax expense	163,150	177,653
Stock-based compensation expense	66,383	89,616
Amortization of acquired intangible assets	26,456	24,288
Acquisition-related expenses	—	1,310
Adjusted income from operations	$813,936	$887,568
Net income margin	10.8%	10.9%
Adjusted income from operations margin	17.1%	17.5%

Reconciliation of income from operations/margin to adjusted income from operations/margin
(In thousands)

	Year ended December 31,
	2024	2025
Income from operations	$702,061	$750,207
Stock-based compensation expense	66,383	89,616
Amortization of acquired intangible assets	26,456	24,288
Other income (expense), net	19,036	22,147
Acquisition-related expenses	—	1,310
Adjusted income from operations	$813,936	$887,568
Income from operations margin	14.7%	14.8%
Adjusted income from operations margin	17.1%	17.5%

E-2	2026 Proxy Statement

| Exhibit 1

Reconciliation of diluted EPS to adjusted diluted EPS(1)
(Per share data)

	Year ended December 31,
	2024	2025
Diluted EPS	$2.85	$3.13
Stock-based compensation expense	0.37	0.51
Amortization of acquired intangible assets	0.15	0.14
Acquisition-related expenses	—	0.01
Tax impact on stock-based compensation expense	(0.05)	(0.09)
Tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.03)
Adjusted diluted EPS	$3.28	$3.65

(1)	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

E-3	2026 Proxy Statement

Genpact (NYSE: G) is an agentic and advanced technology solutions company. We leverage process intelligence and artificial intelligence to deliver measurable outcomes. With a strong partner ecosystem and decades of client trust, we provide innovative solutions that transform how businesses run. Powered by a team with an active learning mindset and client centricity at its core, we deliver lasting value for the world's leading enterprises.

genpact

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Nominee	For	Against	Abstain
01 - Balkrishan "BK" Kalra	☐	☐	☐
02 - James Madden	☐	☐	☐
03 - Laura Conigliaro	☐	☐	☐
04 - Nicholas Gangestad	☐	☐	☐
05 - John Hinshaw	☐	☐	☐
06 - Carol Lindstrom	☐	☐	☐
07 - CeCelia Morken	☐	☐	☐
08 - Brian Stevens	☐	☐	☐
09 - Thimaya Subaiya	☐	☐	☐
10 - Mark Verdi	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 8 1 2 5 6

0492SB

Important notice regarding the availability of proxy materials for the Annual General Meeting of Shareholders.
The material is available at: www.edocumentview.com/G

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Genpact Limited

Notice of 2026 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2026

Sydney Schaub and Thomas D. Scholtes, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Genpact Limited to be held on April 23, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)